  Exhibit 2.1

PLAN OF MERGER

BY AND AMONG

NEW AGE BEVERAGES CORPORATION,

NEW AGE HEALTH SCIENCES HOLDINGS, INC.

AND

MORINDA HOLDINGS, INC.

Dated as of December 2, 2018

PLAN OF MERGER

THIS PLAN OF MERGER (this “Agreement”) is made and entered into as of December 2, 2018, by and among New Age Beverages Corporation, a Washington corporation (“NBEV”), New Age Health Sciences Holdings, Inc., a Utah corporation and a wholly-owned subsidiary of NBEV (“Merger Sub”), and Morinda Holdings, Inc., a Utah corporation (the “Company”). The undersigned Stockholder Representative joins solely for purposes of Section 1.10 and Section 1.11. The undersigned Stockholder Indemnifying Parties join solely for purposes of Section 5.8(c).

RECITALS:

A. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Revised Business Corporation Act of the State of Utah (the “Utah Law”), NBEV and the Company intend to enter into a business combination transaction.

B. The Board of Directors of the Company (i) has determined that the Merger (as defined in Section 1.1 hereof) is consistent with and in furtherance of the long-term business strategy of the Company, and fair to and in the best interests of, the Company and its stockholders, (ii)  has approved this Agreement, the merger contemplated hereby and the other transactions contemplated by this Agreement, and (iii) has determined to recommend that the stockholders of the Company adopt and approve this Agreement and approve the Merger.

C. Concurrently with the execution of this Agreement, and as a condition and inducement to NBEV’s willingness to enter into this Agreement, certain stockholders of the Company are entering into Non-Competition and Non-Solicitation Agreements, in the form attached hereto as Exhibit B-1 (each, a “Non-Competition Agreement” and, collectively, the “Non-Competition Agreements”), with NBEV, to be effective upon Closing.

D. The parties hereto intend for the Merger to qualify as a purchase for GAAP accounting treatment purposes.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereto hereby agree as follows:

ARTICLE I
THE MERGER

1.1 The Merger.  At the Effective Time (as defined in Section 1.2 hereof) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of Utah Law, Merger Sub shall be merged with and into the Company (the “Merger”), the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation. The Company, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the “Surviving Corporation.”

1.2 Effective Time; Closing.  Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing Articles of Merger with the Utah Department of Commerce, Division of Corporations and Commercial Code in accordance with the relevant provisions of Utah Law (the “Articles of Merger”) (the time of such filing (or such later time as may be agreed in writing by the Company and NBEV and specified in the Articles of Merger) being referred to herein as the “Effective Time”) as soon as practicable on or after the Closing Date (as defined below). The closing of the Merger and the other transactions contemplated hereby (the “Closing”) shall take place at the offices of Sichenzia Ross Ference LLP, 1185 Avenue of the Americas, 37th Floor, New York, NY 10036, at a time and date to be specified by the parties hereto, which time and date shall be no later than the second (2nd) business day after the satisfaction or waiver of the conditions set forth in ARTICLE VI hereof, or at such other location, time and date as the parties hereto shall mutually agree in writing (the date upon which the Closing actually occurs being referred to herein as the “Closing Date”).

1.3 Effect of the Merger.  At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Utah Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation, all as provided under the applicable provisions of Utah Law.

1.4 Articles of Incorporation; Bylaws.

(a) Articles of Incorporation. At the Effective Time, the Articles of Incorporation of the Company shall be amended and restated in its entirety to be the same in substance as the Articles of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time (except that the name of the Company shall remain unchanged), and such Articles of Incorporation of the Company, as so amended and restated, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with Utah Law and such Articles of Incorporation.

(b) Bylaws. The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be, at the Effective Time, the Bylaws of the Surviving Corporation until thereafter amended in accordance with Utah Law, the Articles of Incorporation of the Surviving Corporation and such Bylaws.

1.5 Directors and Officers

(a) Directors. The initial directors of the Surviving Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified.

(b) Officers. The initial officers of the Surviving Corporation shall be the officers of Merger Sub immediately prior to the Effective Time, until their respective successors are duly appointed.

(c) Directors and Officers of Subsidiaries of Surviving Corporation. The initial directors and officers of the subsidiaries of the Surviving Corporation shall be the directors and officers of such subsidiaries immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified.

1.6 Effect on Capital Stock  Subject to the terms and conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities, the following shall occur:

(a) Conversion of Company Common Stock.

(i) Each share of no par value Common Stock of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time and each share of Phantom Stock (consisting of 587,001 shares of phantom stock owned by a non-resident individual (“Phantom Stock”)), other than any shares of Company Common Stock to be canceled pursuant to Section 1.6(b) hereof and other than Dissenting Stock pursuant to Section 1.13, shall be canceled and extinguished and automatically converted (subject to Section 1.6(e) and Section 1.6(f) hereof) into the right to receive, upon surrender of the certificate representing such share of Company Common Stock or upon release of the Phantom Stock rights in the manner set forth in this Agreement, the consideration equal to the Total Consideration less the Transaction Expenses (the “Merger Consideration”), divided by the sum of the total number of shares of Company Common Stock plus the shares of Phantom Stock outstanding immediately preceding the Effective Time; provided however, that notwithstanding the foregoing or anything else contained in this Agreement, if any portion of the Merger Consideration that is otherwise payable to any Company stockholder or Phantom Stock holder who is not an “accredited investor” within the meaning of Regulation D promulgated by the SEC under the Securities Act of 1933, as amended (the “Securities Act”) (any such stockholder or such Phantom Stock holder, a “Non-Accredited Stockholder”) such Merger Consideration shall be paid to such Non-Accredited Stockholder in the form of cash only (and not shares of NBEV Common Stock or NBEV Preferred Stock), and the number of shares of NBEV Common Stock and NBEV Preferred Stock to be issued to the stockholders and Phantom Stock holder that are “accredited investors” under the Securities Act (the “Accredited Stockholders”) shall be correspondingly increased (with a corresponding reduction in the Cash Consideration paid to such Accredited Stockholders) on a pro rata basis.

(ii) For purposes hereof:

(1) “Total Consideration” means

a) Seventy-Five Million Dollars ($75,000,000) (the “Cash Consideration”); plus

b) shares of Common Stock, par value $0.001 per share, of NBEV (the “NBEV Common Stock”) equal to Ten Million Dollars ($10,000,000) divided by the weighted average price of NBEV Common Stock for the forty (40) days immediately preceding the Closing Date as reported by the Nasdaq Stock Market LLC (“Nasdaq”); plus

c) shares of Series D Preferred Stock of NBEV, which shall have the rights set forth in the Series D Certificate of Designations in the form attached hereto as Exhibit A (the “Certificate of Designations” and such shares, the “NBEV Preferred Stock” and, collectively with NBEV Common Stock, the “NBEV Stock”);

(2)   “Transaction Expenses” means an amount equal to the sum of:

a) the brokerage fee equal to 1.5% of the value of the Total Consideration (i.e. $1,500,000) (the “Broker Fee”);

b) all legal fees and expenses incurred by the Company in connection with the negotiation, preparation and execution of this Agreement and the other agreements referenced herein or entered into in connection herewith and consummation of the transactions contemplated by such agreements; and

c) all other fees and expenses of the Company allocable to the transactions contemplated by this Agreement and the other agreements referenced herein or entered into in connection herewith.

An amount equal to $225,000 of the Broker Fee shall be held in escrow by the Exchange Agent and not delivered to the Company’s broker unless and until the Company’s holders of Common Stock and Phantom Stock who receive NBEV Preferred Stock under this Agreement receive principal distributions from NBEV on account of such NBEV Preferred Stock, and then the broker shall receive from such escrowed portion of the Broker Fee an amount equal to 1.5% of the distributions that are actually paid to the holders of such NBEV Preferred Stock on account of their NBEV Preferred Stock at or promptly after such distributions are made to such holders. If the holders of the NBEV Preferred Stock do not receive all distributions that may be made on account of the NBEV Preferred Stock by the time specified in the Certificate of Designation, then any portion of the Broker Fee held in escrow that is not paid to the Company’s broker pursuant to the preceding sentence shall be paid to the holders of shares of Company Common Stock and to the holder of shares of Phantom Stock in the same proportion as the Merger Consideration was originally disbursed, less any additional Transaction Expenses.

(iii) If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, such shares of Company Common Stock shall be cancelled immediately prior to the Effective Time and should not be counted in the calculations described in Section 1.6(a).

(b) Cancellation of NBEV-Owned Stock. Each share of Company Common Stock held by NBEV, the Company or any direct or indirect wholly-owned subsidiary of NBEV or the Company, immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof or consideration paid therefor.

(c) Stock Options and Convertible Securities. At the Effective Time, all options, warrants, convertible notes or other securities of the Company convertible into Company Common Stock shall be converted, exercised or redeemed, as applicable, such that, at the Effective Time, only Company Common Stock and Phantom Stock of the Company shall be issued and outstanding.

(d) Capital Stock of Merger Sub. Each share of Common Stock, par value $0.0001 per share, of Merger Sub (the “Merger Sub Common Stock”) issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of Common Stock, no par value per share, of the Surviving Corporation. Each certificate evidencing ownership of shares of Merger Sub Common Stock immediately prior to the Effective Time shall, as of the Effective Time, evidence ownership of an equivalent number of shares of capital stock of the Surviving Corporation.

(e) Adjustments. All per share amounts shall be adjusted to reflect appropriately the effect of any forward or reverse stock split, stock dividend (including any dividend or distribution of securities convertible into NBEV Common Stock or Company Common Stock), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to NBEV Common Stock or Company Common Stock occurring on or after the date hereof and prior to the Effective Time.

(f) Fractional Shares. No fraction of a share of NBEV Common Stock shall be issued by virtue of the Merger, but in lieu thereof, each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of NBEV Common Stock (after aggregating all fractional shares of NBEV Common Stock that otherwise would be received by such holder) shall receive the next whole share of NBEV Common Stock.

1.7 Surrender of Certificates.

(a) Exchange Agent. NBEV shall select a bank or trust company reasonably acceptable to the Company to act as the exchange agent (the “Exchange Agent”) in the Merger. NBEV shall enter into an exchange agent agreement (the “Exchange Agent Agreement”) reasonably acceptable to the Company relating to the Exchange Agent’s responsibilities under this Agreement. NBEV shall be responsible for paying all Exchange Agent fees.

(b) NBEV to Provide Merger Consideration. At or before the Effective Time, NBEV shall make available to the Exchange Agent for exchange in accordance with this ARTICLE I, the Merger Consideration issuable pursuant to Section 1.6 hereof in exchange for outstanding shares of Company Common Stock and 587,001 shares of Phantom Stock, and any dividends or distributions to which holders of shares of Company Common Stock may be entitled pursuant to Section 1.7(d) hereof.

(c) Exchange Procedures. Promptly (and no later than the fifth business day) following the Effective Time, NBEV shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (each, a “Certificate” and, collectively, the “Certificates”), which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive Merger Consideration pursuant to Section 1.6 hereof, and any dividends or other distributions pursuant to Section 1.7(d) hereof, (i) a letter of transmittal in a customary form and reasonably agreed to by the Company (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall contain such other provisions as NBEV may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration, and any dividends or other distributions pursuant to Section 1.7(d) hereof. Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by NBEV, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor the Merger Consideration and the Certificates so surrendered shall forthwith be canceled. The Exchange Agent shall perform similar procedures with respect to the Phantom Stock and obtaining a certificate of release of such Phantom Stock rights from the holder thereof and also request that such holder complete and provide IRS Form W-8BEN. Until so surrendered, outstanding Certificates and Phantom Stock shall be deemed from and after the Effective Time, for all corporate purposes, subject to Section 1.7(d) hereof, to evidence only the ownership of the Merger Consideration into which such shares of Company Common Stock shall have been so converted pursuant to Section 1.6 hereof, and the right to receive any dividends or other distributions payable pursuant to Section 1.7(d) hereof.

(d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the date of this Agreement with respect to NBEV Stock with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificates or Phantom Stock with respect to the shares of NBEV Stock represented thereby until the holders of record of such Certificates and Phantom Stock shall surrender such Certificates or provide a certificate of release of Phantom Stock rights. Subject to applicable law, following surrender of any such Certificates or certificate of release of Phantom Stock rights, the Exchange Agent shall deliver to the record holders thereof, without interest, certificates representing whole shares of NBEV Stock issued in exchange therefor and the amount of any such dividends or other distributions with a record date after the Effective Time payable with respect to such shares of NBEV Stock.

(e) Transfers of Ownership. If certificates representing shares of NBEV Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to NBEV or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates representing shares of NBEV Stock in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of NBEV or any agent designated by it that such tax has been paid or is not payable. Such provision shall apply equally with respect to release of Phantom Stock rights in exchange for NBEV Stock.

(f) Required Withholding. Each of the Exchange Agent, NBEV and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Internal Revenue Code of 1986, as amended (the “Code”), or under any provision of state, local or foreign tax law or under any other applicable legal requirement. To the extent such amounts are so deducted, withheld and timely remitted to the appropriate taxing authority, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

(g) No Liability. Notwithstanding anything to the contrary in this Section 1.7, neither the Exchange Agent, NBEV, the Surviving Corporation nor any other party hereto shall be liable to a holder of shares of NBEV Stock or Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

1.8 No Further Ownership Rights in Company Common Stock.  The Merger Consideration issued in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Section 1.6(f) or Section 1.7(d) hereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock and Phantom Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, at any time following the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this ARTICLE I.

1.9 Lost, Stolen or Destroyed Certificates.  In the event that any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration into which the shares of Company Common Stock represented by such Certificates were converted pursuant to Section 1.6 hereof, and any dividends or distributions payable pursuant to Section 1.7(d) hereof; provided, however, that NBEV and the Exchange Agent may, in their reasonable discretion and as a condition precedent to the issuance of such Merger Consideration, cash and other distributions, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against NBEV, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

1.10 Working Capital Adjustment.  Pursuant to Section 6.3(f), immediately following the Closing, the Company (and its subsidiaries) are required to have an aggregate minimum Working Capital balance equal to Twenty Five Million Dollars ($25,000,000) (the “Working Capital Minimum”). For purposes of this Agreement, “Working Capital” shall mean current assets minus current liabilities based on the GAAP accounting consistently applied by the Company’s independent auditors. Prior to Closing, the Company will determine the amount of Working Capital reflected on its most recent internal financial statement (for the month prior to the month in which Closing will occur) (the “Estimated Working Capital Amount”), and will distribute cash (or enter into an obligation to distribute cash in the future) to its stockholders and Phantom Stock holder, prior to or concurrently with Closing, an amount (the “Pre-Closing Distribution”) equal to the Estimated Working Capital Amount, less (i) the Working Capital Minimum, less (ii) a holdback of One Million Dollars ($1,000,000) (the “Working Capital Holdback”); provided, however that any portion of such Pre-Closing Distribution that exceeds $13,000,000 (the ”Pre-Closing Excess Working Capital”) will not be distributed to the Company’s stockholders or Phantom Stock holder prior to or concurrently with Closing and will instead shall be paid as set forth below. To the extent that the Company does not complete the Pre-Closing Distribution by issuing cash, the Company will enter into payment obligation agreements with each stockholder and Phantom Stock holder that will set forth the payment owed in the future to each stockholder and Phantom Stock holder based on the amounts payable to such stockholders and Phantom Stock holder as contemplated herein and set forth in such payment obligation agreements, which payment obligation agreements shall be assumed by the Surviving Corporation and paid as set forth herein. By no later than March 31, 2019, NBEV shall deliver to Kerry Orlo Asay (the “Stockholder Representative”), a determination, and working papers supporting such determination, of the actual Working Capital amount immediately after Closing (the “Actual Working Capital Amount”), and the Stockholder Representative shall have thirty (30) days after receipt of the determination to accept or object to such determination. In the event the Stockholder Representative accepts the determination or fails to object within thirty (30) days, then the NBEV determination shall be binding and conclusive on the parties. In the event the Stockholder Representative objects to the determination, then the parties shall have ten (10) days to negotiate, in good faith, the Actual Working Capital Amount. If the parties fail to agree upon the Actual Working Capital Amount during such ten (10) day period, then they shall select a nationally recognized independent certified public accountant to determine the Actual Working Capital Amount, which determination shall be conclusive and binding on the parties. The fees and expenses of the independent accountant will be allocated between NBEV and the Stockholder Representative in the same proportion that the unsuccessfully disputed amount submitted by each party bears to the total amount of disputed amount submitted to the independent accountants. The amount by which the Actual Working Capital Amount exceeds the Estimated Working Capital Amount (the “Post-Closing Excess Working Capital”) shall be added to the Pre-Closing Excess Working Capital and shall be referred to in the aggregate as the “Excess Working Capital”. NBEV shall cause the Surviving Corporation to pay, subject to the terms of the payment obligation agreements, the Excess Working Capital and the Working Capital Holdback, to the Company’s stockholders and the Phantom Stock holder in accordance with the payment schedules set forth below. If, in the event that the Actual Working Capital Amount is less than the Estimated Working Capital Amount, then NBEV and/or Surviving Corporation shall be entitled to deduct from the Working Capital Holdback an amount equal to such shortfall; provided, however, that to the extent there is any remaining money in the Working Capital Holdback after such deduction, such remaining money shall be distributed to the Company’s stockholders and Phantom Stock holder. Any payment contemplated hereunder relating to the Working Capital Holdback shall be made within ten (10) days after the Actual Working Capital Amount becomes conclusive and binding upon the parties. Any payment contemplated hereunder relating to Excess Working Capital shall be made on or before July 31, 2020. Any payments to or by the Company’s stockholders or Phantom Stock holder pursuant to this Section 1.10 shall be made in the same manner and in the same proportions as the Merger Consideration that is distributed to the stockholders and Phantom Stock holder pursuant to this Agreement. For purposes of calculating the Working Capital Minimum, the Estimated Working Capital Amount and Actual Working Capital Amount, any current liabilities associated with mortgages on real property owned by the Company shall not be included in current liabilities.

1.11 Accounting and Tax Consequences.

(a) Accounting. It is intended by the parties hereto that the Merger shall be treated as a purchase for GAAP accounting purposes.

(b) Tax Closing of Books. The closing of the books method (specific date cut-off) shall be used for the Company’s final U.S. and state S corporation tax returns. Such tax returns shall be prepared consistent with past practices by Company in-house tax personnel with assistance from outside tax providers that prepare and sign the returns. Such tax preparation expenses shall be borne by the Surviving Corporation. The Stockholder Representative shall have a right, at its cost, to review and approve the final U.S. and state S corporation tax returns prior to filing, such approval to not be unreasonably withheld. The taxes associated with all foreign and composite state returns shall be paid by the Surviving Corporation. All taxes associated with U.S. or state S corporation pass-through income to the Company’s stockholders’ individual tax returns shall be their responsibility.

(c) Future Tax Audits Impacting S Corporation Years. The Stockholder Representative shall have the right to jointly participate with its own tax and legal counsel in any tax audit of the Company’s tax returns (both U.S., state and foreign) for any pre-acquisition or post-acquisition year that could result in additional taxes or loss of credits to the Company’s stockholders. The parties agree to cooperate in any such audits to achieve a fair and equitable result for the parties, including entering into any statute extensions and settlement agreements. The Company’s stockholders shall be solely responsible for any individual U.S. or state income taxes arising from tax audit adjustments of pre-merger U.S. or state S corporation returns. If as a result of any future tax audit, the S corporation pass-through income or credits are adjusted favorably for the Company’s stockholders, any resulting tax refunds or credits shall remain with such stockholders and shall not be owed to NBEV or Surviving Corporation.

(d) Future Elections and Actions. NBEV and Surviving Corporation shall not make any future elections or accounting method changes or make and file any amended returns that would adversely impact the tax liability or credit carryforwards of any Company stockholder for any pre-acquisition or post-acquisition year.

1.12 Taking of Necessary Action; Further Action.  If, at any time following the Effective Time, any further action is necessary or desirable to carry out the purposes and intent of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub shall take all such lawful and necessary action as is reasonably required.

1.13 Dissenting Shares.  If, in connection with the Merger, holders of Company Common Stock shall have demanded and perfected dissenters’ rights pursuant to Part 13 of the Utah Law (“Dissenting Stock”), none of such Dissenting Stock shall be converted into a right to receive a portion of the Merger Consideration or any other amount deliverable with respect to such Company Common Stock in accordance with this ARTICLE I, but shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Stock pursuant to the Utah Law. Each holder of Dissenting Stock who, pursuant to the provisions of the Utah Law, becomes entitled to payment of the fair value of such shares, to the extent the fair value is determined to be in excess of what such holder would otherwise receive pursuant to this Merger Agreement, shall receive payment from the Stockholder Indemnifying Parties (as defined below) of such excess therefor as set forth in Section 5.8(c). In the event that any holder of Dissenting Stock fails to make an effective demand for payment or fails to perfect its dissenters’ rights as to its Company Common Stock or any Dissenting Stock shall otherwise lose their status as Dissenting Stock, then any such shares shall immediately be converted into the right to receive the Merger Consideration issuable pursuant to this ARTICLE I in respect of such shares as if such shares had never been Dissenting Stock, and NBEV shall issue and deliver to the holder thereof, at (or as promptly as reasonably practicable after) the Effective Time, following the satisfaction of the applicable conditions set forth in Section 1.7, the amount of the Merger Consideration and any other amounts, to which such holders of Company Common Stock would have been entitled under Section 1.6(a) with respect to such shares. The Company shall give NBEV (i) prompt notice of any demand received by the Company for appraisal of Company Common Stock or notice of intent to exercise a holder of Company Common Stock’s dissenters’ rights in accordance with the Utah Law, as the case may be, and (ii) the opportunity to direct all negotiations and proceedings that take place after the Closing, with respect to demands for dissenters’ rights under such law.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to NBEV and Merger Sub, as of the date hereof and as of the Closing Date as though made at the Closing Date, as follows:

2.1 Organization and Qualification; Subsidiaries.

(a) Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of the Company and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders (“Approvals”) necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, be material to the Company. Each of the Company and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect on the Company.

(b) The Company has previously furnished to NBEV a complete and correct copy of its organization chart showing its U.S. and foreign subsidiaries, LCs and branches. All of the Company’s U.S. subsidiaries are Subchapter S subsidiaries and all of the Company’s foreign subsidiaries, except Morinda International Tahiti, are disregarded entities for U.S. Federal income tax purposes. Except for ownership interests held by the Company, no subsidiary has any shares of common stock, preferred stock, membership interests or security convertible into common stock, preferred stock, or membership interests outstanding. Neither the Company nor any of its subsidiaries has agreed, is obligated to make, or is bound by, any written, oral or other agreement, contract, sub-contract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sub-license, insurance policy, benefit plan, commitment, or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity. Neither the Company nor any of its subsidiaries directly or indirectly owns any equity or similar interest in or any interest convertible, exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business, association or entity.

2.2 Articles of Incorporation and Bylaws.  The Company has previously furnished to NBEV a complete and correct copy of its Articles of Incorporation and Bylaws as amended to date and the articles of incorporation and bylaws or equivalent organization documents of each of its subsidiaries. Such Articles of Incorporation, Bylaws and equivalent organizational documents of each of its subsidiaries are in full force and effect. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent organizational documents.

2.3 Capitalization.

(a) The authorized capital stock of the Company consists of one hundred million (100,000,000) shares of no par value Company Common Stock. As of the close of business on the date hereof, (i) 43,216,216 shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of Company Common Stock were held in treasury by the Company or by any subsidiaries of the Company and (iii) no shares of Company Common Stock were reserved for issuance upon the exercise of outstanding options to purchase Company Common Stock under any stock option plan. Company has made available to NBEV accurate and complete copies of the Phantom Stock plan (the 587,001 shares of Phantom Stock held by a non-resident), and all other phantom stock plans and agreements pursuant to which the Company has granted Phantom Stock or other phantom stock rights that are currently outstanding, including commitments and agreements to which the Company is bound obligating the Company to accelerate the vesting of phantom stock rights as a result of the Merger and related current and continuing obligations of the Surviving Corporation. All outstanding shares of Company Common Stock and all outstanding shares of capital stock of each subsidiary of the Company have been issued and granted in compliance with (i) all applicable securities laws and other applicable federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issues, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (as defined below) and (ii) all requirements set forth in applicable contracts, agreements, and instruments.

(b) Except for securities the Company owns free and clear of all liens, pledges, hypothecations, charges, mortgages, security interests, encumbrances, claims, infringements, interferences, options, right of first refusals, preemptive rights, community property interests or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset) directly or indirectly through one or more subsidiaries, and except for shares of capital stock or other similar ownership interests of subsidiaries of the Company that are owned by certain nominee equity holders as required by the applicable law of the jurisdiction of organization of such subsidiaries (which shares or other interests do not materially affect the Company’s control of such subsidiaries), as of the date of this Agreement, there are no equity securities, partnership interests or similar ownership interests of any class of equity security of any subsidiary of the Company, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. There are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests (except the Phantom Stock and other phantom stock rights set forth in Section 2.3(a)), calls, rights (including preemptive rights), commitments or agreements of any character to which the Company or any of its subsidiaries is a party or by which it is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. As of the date of this Agreement, except as contemplated by this Agreement, there are no registration rights and there is no voting trust, proxy, rights plan, antitakeover plan or other agreement or understanding to which the Company or any of its subsidiaries is a party or by which they are bound with respect to any equity security of any class of the Company or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries.

2.4 Authority Relative to this Agreement.  The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and thereunder and, subject to obtaining the approval of the stockholders of the Company of the Merger, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than, with respect to the Merger, the approval and adoption of this Agreement and the approval of the Merger by holders of a majority of the outstanding shares of Company Common Stock in accordance with Utah Law and the Company’s Articles of Incorporation and Bylaws). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by NBEV and Merger Sub, constitute legal and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

2.5 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Articles of Incorporation or Bylaws or equivalent organizational documents of the Company or any of its subsidiaries, (ii) subject to obtaining the approval of the Company’s stockholders in favor of approval and adoption of this Agreement and approval of the Merger, and obtaining the consents, approvals, authorizations and permits and making registrations, filings and notifications set forth in Section 2.5(b) hereof, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected, except for such conflicts or violations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company’s or any of its subsidiaries’ rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties are bound or affected, except for such breaches, defaults, impairments, alterations, grants, liens or encumbrances as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or registration, filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (each, a “Governmental Entity” and, collectively, “Governmental Entities”), except for (i) the pre-merger notification requirements (the “HSR Approval”) of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and foreign Governmental Entities and the rules and regulations promulgated thereunder, (ii) the filing and recordation of the Articles of Merger as required by the Utah Law, and (iii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not be material to the Company or NBEV or have a Material Adverse Effect (as defined in Section 8.3(c) hereof) on the parties hereto, prevent or materially delay consummation of the Merger or otherwise prevent the parties hereto from performing their obligations under this Agreement.

2.6 Compliance; Permits.

(a) Neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (ii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any conflicts, defaults or violations that (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect. No investigation or review by any governmental or regulatory body or authority is pending or, to the knowledge of the Company, threatened against the Company or its subsidiaries, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each such case, those the outcome of which could not, individually or in the aggregate, reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its subsidiaries, any acquisition of material property by the Company or any of its subsidiaries or the conduct of business by the Company or any of its subsidiaries.

(b) The Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from Governmental Entities which are material to operation of the business of the Company and its subsidiaries taken as a whole (collectively, the “Company Permits”) except for any Company Permits for which the failure to hold would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and its subsidiaries are in compliance in all material respects with the terms of the Company Permits, except where the failure to be in compliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

2.7 Financial Statements.  The Company has provided to NBEV consolidated financial statements (including, in each case, any related notes thereto) for the fiscal years ended 2016, 2017 and the interim period ended September 30, 2018 (the “Company Financial Statements”). The Company Financial Statements were prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved and each fairly presents the consolidated financial position of the Company and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated in accordance with GAAP, except that the unaudited interim financial statements were or are subject to adjustments to amortize the cost of distributor events, incentives and marketing over the course of the calendar year, which were not or are not expected to be materially different in amount versus GAAP on a December year-to-date basis.

2.8 No Undisclosed Liabilities.  Neither the Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP, which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company and its subsidiaries taken as a whole except (i) liabilities provided for in the Company’s balance sheet as of September 30, 2018; (ii) liabilities arising in connection with the transactions contemplated by this Agreement; (iii) liabilities incurred since September 30, 2018 in the ordinary course of business, including liabilities related to future scheduled distributor events; (iv) liabilities (and assets) related to deferred U.S. Federal and state income taxes on accumulated book versus tax temporary differences that will arise in connection with the termination of the Company’s S corporation election as a result of the Merger; (v) liabilities associated with the other phantom stock plans as set forth in Section 2.3(a); or (vi) liabilities that would not be expected to have, individually or in the aggregate, a Material Adverse Effect.

2.9 Absence of Certain Changes or Events.  Since September 30, 2018, there has not been: (i) any Material Adverse Effect on the Company, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company’s or any of its subsidiaries’ capital stock, or any purchase, redemption or other acquisition by the Company of any of the Company’s capital stock or any other securities of the Company or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities, except as has been contemplated by and agreed to by the parties, (iii) any split, combination or reclassification of any of the Company’s or any of its subsidiaries’ capital stock, (iv) any granting by the Company or any of its subsidiaries of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by the Company or any of its subsidiaries of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by the Company or any of its subsidiaries of any increase in severance or termination pay or any entry by the Company or any of its subsidiaries into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving the Company of the nature contemplated hereby, (v) entry by the Company or any of its subsidiaries into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property (as defined in Section 2.18(a)(i) hereof) other than licenses in the ordinary course of business consistent with past practice, (vi) any material change by the Company in its accounting methods, principles or practices, except as allowed or required by concurrent changes in GAAP, (vii) any revaluation by the Company of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business, or (viii) except as has been contemplated by and agreed to by the parties, any sale of assets of the Company other than in the ordinary course of business.

2.10 Absence of Litigation.  Except as disclosed on Schedule 2.10, there are no claims, actions, suits or proceedings pending or, to the knowledge of the Company, threatened (or any legal, governmental or regulatory investigation pending or, to the Company’s knowledge, threatened) against the Company or any of its subsidiaries or any properties or rights of the Company or any of its subsidiaries. Neither the Company nor any subsidiary is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which would materially adversely affect the business, property, financial condition or operations of the Company and its subsidiaries taken as a whole. Except as disclosed on Schedule 2.10, there is no action, suit, proceeding or investigation by the Company or any subsidiary currently pending in any court or before any arbitrator or that the Company or any subsidiary intends to initiate. Neither the Company nor any subsidiary, nor to the knowledge of the Company, any director or officer thereof, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Company’s knowledge, there is not pending or contemplated, any investigation by the United States Securities and Exchange Commission involving the Company or any current or former director or officer of the Company or any of its subsidiaries.

2.11 Employee Benefit Plans.

(a) The Company has previously disclosed to NBEV all employee compensation, incentive, fringe or benefit plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document and including, without limitation, all “employee benefit plans” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) (the “Plans”) covering (i) any active or former employee, director or consultant of the Company, (ii) any subsidiary of Company, or (iii) any trade or business (whether or not incorporated) which is a member of a controlled group or which is under common control with the Company within the meaning of Section 414 of the Code (an “Affiliate”), or with respect to which the Company has or may in the future have liability. With respect to U.S. based plans, the Company has provided to NBEV: (i) correct and complete copies of all documents embodying each Plan including (without limitation) all amendments thereto, all related trust documents, and all material written agreements and contracts relating to each such Plan; (ii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Plan; (iii) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Plan; (iv) all IRS determination, opinion, notification and advisory letters, and all applications and correspondence to or from the IRS or the DOL with respect to such application or letter; (v) all material correspondence to or from any governmental agency relating to any Plan; (vi) all COBRA forms and related notices; (vii) all discrimination tests for each Plan for the most recent three (3) plan years; (viii) the most recent annual actuarial valuations, if any, prepared for each Plan; (xi) if the Plan is funded, the most recent annual and periodic accounting of Plan assets; (x) all material written agreements and contracts relating to each Plan, including, but not limited to, administrative service agreements, group annuity contracts and group insurance contracts; (xi) all material communications to employees or former employees regarding in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability under any Plan or proposed Plan; (xii) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Plan; and (xiii) all registration statements, annual reports (Form 11-K and all attachments thereto) and any prospectuses prepared in connection with any Plan. The Company has provided NBEV with information regarding foreign plan liabilities and approximate annual contributions.

(b) Each Plan has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations (foreign or domestic), including but not limited to ERISA or the Code, which are applicable to such Plans. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought, or to the knowledge of the Company is threatened, against or with respect to any such Plan. There are no audits, inquiries or proceedings pending or, to the knowledge of the Company, threatened by the Internal Revenue Service or Department of Labor with respect to any Plans. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Plans have been timely made or accrued. The Company’s accrued vacation liability as of September 30, 2018 is reflected in the Company’s unaudited financial statements and has been provided to NBEV. The Company’s U.S. vacation plan does not permit rollovers of vacation or payment of vacation upon termination, and consequently, there is no U.S. accrued liability for vacation pay. The Company’s accrued vacation liability is for vacation pay owed in foreign locations that are not permitted by local law to utilize the U.S. vacation pay policy. Any U.S. Plan intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code (i) has either obtained a favorable determination, notification, advisory and/or opinion letter, as applicable, as to its qualified status from the Internal Revenue Service or still has a remaining period of time under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination, and (ii) incorporates or has been amended to incorporate all provisions required to comply with the Tax Reform Act of 1986 and subsequent legislation. The Company does not have any plan or commitment to establish any new Plan, to modify any Plan (except to the extent required by law or to conform any such Plan to the requirements of any applicable law, in each case as previously disclosed to NBEV in writing, or as required by this Agreement), or to enter into any new Plan. Each U.S. Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to NBEV, the Company or any of its Affiliates (other than ordinary administration expenses).

(c) Neither the Company, any of its subsidiaries, nor any of their Affiliates has at any time ever maintained, established, sponsored, participated in, or contributed to any plan subject to Title IV of ERISA or Section 412 of the Code and at no time has the Company or any of its subsidiaries contributed to or been requested to contribute to any “multiemployer plan,” as such term is defined in ERISA or to any plan described in Section 413(c) of the Code. Neither the Company, any of its subsidiaries, nor any officer or director of the Company or any of its subsidiaries is subject to any liability or penalty under Section 4975 through 4980B of the Code or Title I of ERISA. There are no audits, inquiries or proceedings pending or, to the knowledge of the Company, threatened by the IRS or DOL with respect to any Company Employee Plan. No “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan.

(d) Neither the Company, any of its subsidiaries, nor any of their Affiliates has, prior to the Effective Time and in any material respect, violated any of the health continuation requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the requirements of Family Medical Leave Act of 1993, as amended, the requirements of the Women’s Health and Cancer Rights Act, as amended, the requirements of the Newborns’ and Mothers’ Health Protection Act of 1996, as amended, or any similar provisions of state law applicable to employees of the Company or any of its subsidiaries except for such violations as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. None of the Plans promises or provides retiree medical or other retiree welfare benefits to any person except as required by applicable law and neither the Company nor any of its subsidiaries has represented, promised or contracted (whether in oral or written form) to provide such retiree benefits to any employee, former employee, director, consultant or other person, except to the extent required by statute.

(e) Except with respect to the holders of the other phantom stock rights referenced in Section 2.3(a) and disclosed to NBEV, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director or employee of the Company or any of its subsidiaries under any Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

(f) No payment or benefit that will or may be made by the Company or its Affiliates with respect to any Employee will be characterized as a “parachute payment” within the meaning of Section 280G of the Code.

(g) Each International Employee Plan (as defined below) has been established, maintained and administered in compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such International Employee Plan. Furthermore, no International Employee Plan has unfunded liabilities, that as of the Effective Time, will not be offset by insurance or has not been fully accrued in all material respects on the Company’s financial statements. Except as required by law, no condition exists that would prevent the Company or NBEV from terminating or amending any International Employee Plan at any time for any reason. For purposes of this Section “International Employee Plan” shall mean each Plan that has been adopted or maintained by the Company or any of its subsidiaries, whether informally or formally, for the benefit of current or former employees of the Company or any of its subsidiaries outside the United States.

(h) No Company Employee Plan provides, reflects or represents any liability to provide retiree health to any person for any reason, except as may be required by COBRA or other applicable statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree health, except to the extent required by statute.

2.12 Labor Matters.

(a) (i) The Company has provided NBEV with a complete and accurate list of all officers and employees worldwide for the Company and each of the Company’s subsidiaries, by country and department, along with current compensation arrangements, title and job responsibilities; (ii) there are no actions pending or, to the knowledge of each of the Company and its respective subsidiaries, threatened, between the Company or any of its subsidiaries and any of their respective employees; (iii) as of the date of this Agreement, neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Company or its subsidiaries nor does the Company or its subsidiaries know of any activities or proceedings of any labor union to organize any such employees, except that certain foreign countries may require or allow employee councils to take certain actions; and (iv) as of the date of this Agreement, neither the Company nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of the Company or any of its subsidiaries.

(b) The Company and its subsidiaries are in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations regarding employment, employment practices, terms and conditions of employment and wages and hours except where the failure to be in such compliance would not reasonably be expected to have a Material Adverse Effect

2.13 Restrictions on Business Activities.  There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or any of its subsidiaries or to which the Company or any of its subsidiaries is a party or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or impairing any business practice of the Company or any of its subsidiaries, any acquisition of property by the Company or any of its subsidiaries or the conduct of business by the Company or any of its subsidiaries as currently conducted.

2.14 Title to Property.  The Company has provided NBEV with a complete and accurate summary of the Company’s fixed assets, including real property ownership and real property leases, together with the long-term lease arrangement associated with the Tahiti manufacturing plant land. The Company and each of its subsidiaries have good and defensible title to all of their material properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby; and all leases pursuant to which Company or any of its subsidiaries lease from others material amounts of personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or any event which with notice or lapse of time, or both, would constitute a material default and in respect of which Company or subsidiary has not taken adequate steps to prevent such default from occurring). All the plants, structures and equipment of Company and its subsidiaries, except such as may be under construction, are in good operating condition and repair, in all material respects.

2.15 Taxes.

(a) Definition of Taxes. For all purposes of and under this Agreement, “Tax” or “Taxes” refers to any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

(b) Tax Returns and Audits.

(i) The Company and each of its subsidiaries have timely filed all federal, state, local and foreign returns, estimates, information statements and reports (“Returns”) relating to Taxes required to be filed by the Company and each of its subsidiaries with any Tax authority, except such Returns which are not material to the Company. The Company and each of its subsidiaries have paid all Taxes shown to be due on such Returns.

(ii) The Company and each of its subsidiaries as of the Effective Time will have withheld with respect to its employees all federal and state income taxes, Taxes pursuant to the Federal Insurance Contribution Act (“FICA”), Taxes pursuant to the Federal Unemployment Tax Act (“FUTA”) and other Taxes required to be withheld, except such Taxes which are not material to the Company.

(iii) Neither the Company nor any of its subsidiaries has been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against the Company or any of its subsidiaries, nor has the Company or any of its subsidiaries executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

(iv) Except as has been disclosed in writing to NBEV, no audit or other examination of any Return of the Company or any of its subsidiaries by any Tax authority is presently in progress, nor has the Company or any of its subsidiaries been notified of any request for such an audit or other examination.

(v) No adjustment relating to any Returns filed by the Company or any of its subsidiaries has been proposed in writing formally or informally by any Tax authority to the Company or any of its subsidiaries or any representative thereof.

(vi) Neither the Company nor any of its subsidiaries has any liability for any material unpaid Taxes which has not been accrued for or reserved on the Company Balance Sheet in accordance with GAAP, whether asserted or unasserted, contingent or otherwise, which is material to the Company, other than (a) any liability for unpaid Taxes that may have accrued since the date of the Company Balance Sheet in connection with the operation of the business of the Company and its subsidiaries in the ordinary course and (b) deferred U.S. federal and state income taxes on accumulated book versus tax temporary differences that will arise in connection with the termination of the Company’s S corporation election as a result of the Merger.

(vii) There is no contract, agreement, plan or arrangement to which the Company or any of its subsidiaries is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company or any of its subsidiaries that, individually or collectively, would reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code. There is no contract, agreement, plan or arrangement to which the Company is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

(viii) Neither the Company nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company or any of its subsidiaries.

(ix) Neither the Company nor any of its subsidiaries is party to or has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement, except for the Advanced Pricing Agreement with the U.S. and Japan governments that is currently being renewed.

(x) None of the Company’s or its subsidiaries’ assets are tax exempt use property within the meaning of Section 168(h) of the Code.

(xi) Neither the Company nor any subsidiary of the Company has participated as either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code.

2.16 Environmental Matters.

(a) Definitions. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

(i) “Hazardous Material” means any material or substance that is prohibited or regulated by any Environmental Law or that has been designated by any Governmental Entity to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment.

(ii) “Business Facility” means any property including the land, the improvements thereon, the groundwater thereunder and the surface water thereon, that is or at any time has been owned, operated, occupied, controlled or leased by the Company or any of its subsidiaries in connection with the operation of its business.

(iii) “Disposal Site” means a landfill, disposal site, disposal agent, waste hauler or recycler of Hazardous Materials, or any real site other than a Business Facility receiving Hazardous Materials used or generated by a Business Facility.

(iv) “Environmental Laws” means all applicable laws, rules, regulations, orders, treaties, statutes, and codes promulgated by any Governmental Entity which prohibit, regulate or control any Hazardous Material or any Hazardous Material Activity, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act, the Clean Water Act, comparable laws, rules, regulations, ordinances, orders, treaties, statutes, and codes of other Governmental Entities the regulations promulgated pursuant to any of the foregoing, and all amendments and modifications of any of the foregoing, all as amended to date.

(v) “Hazardous Materials Activity” means the transportation, transfer, recycling, storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale, or distribution of any Hazardous Material or any product or waste containing a Hazardous Material, or product manufactured with Ozone depleting substances.

(vi) “Environmental Permit” means any approval, permit, registration, certification, license, clearance or consent required to be obtained from any private person or any Governmental Entity with respect to a Hazardous Materials Activity which is or was conducted by the Company.

(b) Condition of Property. As of the Closing, except in compliance with Environmental Laws in a manner that could not reasonably be expected to subject the Company or any of its subsidiaries to liability, to the best of the Company’s knowledge, no Hazardous Materials are present on any Business Facility or were present on any other Business Facility at the time it ceased to be owned, operated, occupied, controlled or leased by the Company or any of its subsidiaries. To the best of the Company’s knowledge, there are no underground storage tanks, asbestos which is friable or likely to become friable or PCBs present on any Business Facility currently owned, operated, occupied, controlled or leased by the Company or any subsidiaries or as a consequence of the acts of the Company or its subsidiaries or agents.

(c) Hazardous Materials Activities. The Company and its subsidiaries have conducted all Hazardous Material Activities relating to their business in compliance in all material respects with all applicable Environmental Laws. To the best of the Company’s knowledge, the Hazardous Materials Activities of the Company and its subsidiaries prior to the Closing have not resulted in the exposure of any person to a Hazardous Material in a manner which has caused or could reasonably be expected to cause an adverse health effect to any such person.

(d) Permits. To the best of the Company’s knowledge, the Company has obtained all necessary permits for the continued conduct of any Hazardous Material Activity of the Company or any of its subsidiaries relating to their business as such activities are currently being conducted. All such Environmental Permits are valid and in full force and effect. The Company and its subsidiaries have complied in all material respects with all covenants and conditions of any Environmental Permit which is or has been in force with respect to its Hazardous Materials Activities. No circumstances exist which could cause any Environmental Permit to be revoked, modified, or rendered non-renewable upon payment of the permit fee.

(e) Environmental Litigation. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the best of the Company's knowledge, threatened, concerning or relating to any Environmental Permit or any Hazardous Materials Activity of the Company or any of its subsidiaries relating to their business, or any Business Facility.

(f) Offsite Hazardous Material Disposal. The Company and its subsidiaries have transferred or released Hazardous Materials only to authorized and appropriate Disposal Sites, and no action, proceeding, liability or claim exists or is threatened against any Disposal Site or against the Company or any of its subsidiaries with respect to any transfer or release of Hazardous Materials relating to the Business to a Disposal Site which could reasonably be expected to subject the Company or any of its subsidiaries to liability.

(g) Environmental Liabilities. The Company is not aware of any fact or circumstance, which could result in any environmental liability which could reasonably be expected to result in a material adverse effect on the business or financial status of the Company or its subsidiaries.

(h) Reports and Records. The Company has delivered to NBEV or made available for inspection by NBEV and its agents, representatives and employees all records in the Company's possession or control concerning the Hazardous Materials Activities of the Company and its subsidiaries relating to their business and all environmental audits and environmental assessments of any Business Facility conducted at the request of, or otherwise in the possession or control of the Company. The Company has complied with all environmental disclosure obligations imposed by applicable law with respect to this transaction.

2.17 Brokers.  Except for such fees as are included in Transaction Expenses, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders fees or agent’s commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. The Company’s stockholders and Phantom Stock holder are responsible for brokerage fees, attorney fees and other costs related to or arising from the Merger and related agreements, as set forth in Section 1.6(a)(ii)(2).

2.18 Intellectual Property.

(a) For the purposes of this Agreement, the following terms have the following definitions:

(i)  “Intellectual Property” shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all mask works, mask work registrations and applications therefor, and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology; (v) domain names, uniform resource locators (“URLs”) and other names and locators associated with the Internet (collectively, “Domain Names”), (vi) all computer software, including all source code, object code, firmware, development tools, files, records and data, and all media on which any of the foregoing is recorded; (vii) all industrial designs and any registrations and applications therefor throughout the world; (viii) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (ix) all databases and data collections and all rights therein throughout the world; (x) all moral and economic rights of authors and inventors, however denominated, throughout the world, and (xi) any similar or equivalent rights to any of the foregoing anywhere in the world.

(ii) “Company Intellectual Property” shall mean any Intellectual Property that is owned by, or exclusively licensed to, the Company or any of its subsidiaries.

(iii) “Registered Intellectual Property” means all United States, international and foreign: (i) patents and patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; and (iv) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any state, government or other public legal authority.

(iv) “Company Registered Intellectual Property” means all of the Registered Intellectual Property owned by, or filed in the name of, the Company or any of its subsidiaries.

(b) The Company has previously provided NBEV with a complete and accurate list of (i) all Company Registered Intellectual Property which specifies, where applicable, the jurisdictions in which each such item of Company Registered Intellectual Property has been issued or registered, (ii) all proceedings or actions before any court or tribunal (including the United States Patent and Trademark Office (the “PTO”) or equivalent authority anywhere else in the world) related to any of the Company Registered Intellectual Property, and (iii) a listing of the Company inventory that reflects all products currently being sold and distributed by the Company and its subsidiaries.

(c) No Company Intellectual Property or products, software or service offerings of the Company or any of its subsidiaries (collectively, “Company Products”) is subject to any proceeding or outstanding decree, order, judgment, contract, license, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by Company or any of its subsidiaries, or which may affect the validity, use or enforceability of such Company Intellectual Property or Company Product.

(d) Each item of Company Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such Company Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of prosecuting, maintaining or perfecting such Company Registered Intellectual Property.

(e) No extraordinary actions need to be taken outside the normal course of business by the Company within ninety (90) days of the date hereof with respect to any of the Company Registered Intellectual Property.

(f) The Company owns and has good and exclusive title to each item of Company Intellectual Property owned by it, free and clear of any lien or encumbrance (excluding non-exclusive licenses and related restrictions granted in the ordinary course). Without limiting the generality of the foregoing, (i) the Company is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of the Company and its subsidiaries, including the sale, distribution or provision of any Company Products by the Company or any of its subsidiaries, (ii) the Company owns, and has good title to, or has the right to use all copyrighted works that are included or incorporated into Company Products or which the Company or any of its subsidiaries otherwise purports to own, and (iii) to the extent that any patents would be infringed by any Company Products, the Company is the exclusive owner of such patents.

(g) To the extent that any technology, software or Intellectual Property has been developed or created independently or jointly by a third party for the Company or any of its subsidiaries, or is incorporated into any of the Company Products, the Company and its subsidiaries have a written agreement with such third party with respect thereto and the Company and its subsidiaries thereby either (i) have obtained ownership of, and is the exclusive owner of, or (ii) have obtained perpetual, irrevocable, worldwide non-terminable licenses (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all such third party’s Intellectual Property in such work, material or invention by operation of law or by valid assignment, to the fullest extent it is legally possible to do so.

(h) Neither the Company nor any of its subsidiaries has transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was Company Intellectual Property, to any third party, or knowingly permitted the Company’s rights in such Company Intellectual Property to lapse or enter the public domain.

(i) The Company has previously provided NBEV with a complete and accurate list of all material contracts, licenses and agreements to which the Company or any of its subsidiaries is a party (i) with respect to Company Intellectual Property licensed or transferred to any third party, or (ii) pursuant to which a third party has licensed or transferred any Intellectual Property to the Company or any of its subsidiaries.

(j) All contracts, licenses and agreements relating to either (i) Company Intellectual Property or (ii) Intellectual Property of a third party licensed to the Company or any of its subsidiaries, are in full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination, suspension of, or acceleration of any payments with respect to, such contracts, licenses and agreements. Each of the Company and its subsidiaries is in material compliance with, and has not materially breached any term of any such contracts, licenses and agreements and, to the knowledge of the Company, all other parties to such contracts, licenses and agreements are in compliance with, and have not materially breached any term of, such contracts, licenses and agreements. Following the Closing Date, the Surviving Corporation will be permitted to exercise all of the Company’s and its subsidiaries’ rights under such contracts, licenses and agreements to the same extent the Company and its subsidiaries would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company or any of its subsidiaries would otherwise be required to pay. Neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to NBEV or Merger Sub by operation of law or otherwise of any contracts or agreements to which the Company or any of its subsidiaries is a party, will result in (i) either NBEV’s or the Merger Sub’s granting to any third party any right to or with respect to any material Intellectual Property right owned by, or licensed to, either of them, (ii) either NBEV’s or the Merger Sub’s being bound by, or subject to, any non-compete or other material restriction on the operation or scope or their respective businesses, or (iii) either NBEV’s or the Merger Sub’s being obligated to pay any royalties or other material amounts to any third party in excess of those payable by NBEV or Merger Sub, respectively, prior to the Closing.

(k) The operation of the business of the Company and its subsidiaries as such business currently is conducted and reasonably contemplated to be conducted, including (i) the Company’s and its subsidiaries’ design, development, manufacture, distribution, reproduction, marketing or sale of the products, software or services of the Company and its subsidiaries (including Company Products), and (ii) the Company Intellectual Property owned by the Company does not infringe or misappropriate the Intellectual Property of any third party or, to its knowledge, constitute unfair competition or trade practices under the laws of any jurisdiction.

(l) The Company Intellectual Property constitutes all the Intellectual Property used in and/or necessary to the conduct of the business of the Company and its subsidiaries as it currently is conducted, and as it is currently planned or contemplated to be conducted by the Company and its subsidiaries, including, without limitation, the design, development, manufacture, use, import and sale of products, technology and performance of services (including the Company Products), except for third-party provided ingredients that the Company utilizes in its products, third-party manufactured products that the Company sells under a Company brand name, and third-party services and processes utilized in connection with providing third-party ingredients or products.

(m) Neither the Company nor any of its subsidiaries has received notice from any third party that the operation of the business of the Company or any of its subsidiaries or any act, product or service of the Company or any of its subsidiaries, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

(n) To the knowledge of the Company, no person has or is infringing or misappropriating any Company Intellectual Property.

(o) The Company and each of its subsidiaries has taken reasonable steps to protect the Company’s and its subsidiaries’ rights in the Company’s confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to the Company or any of its subsidiaries, and, without limiting the foregoing, each of the Company and its subsidiaries has and enforces a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement substantially in the form provided to NBEV and all current and former employees and contractors of the Company and any of its subsidiaries have executed such an agreement, except where the failure to do so is not reasonably expected to result in a Material Adverse Effect.

2.19 Agreements, Contracts and Commitments.

(a) Neither the Company nor any of its subsidiaries is a party to or is bound by:

(i) any employment or consulting agreement, contract or commitment with any officer or director, employee or member of the Company’s Board of Directors (excluding standard employee contracts in foreign countries that are governed by local law and which contain only standard, ordinary course of business provisions), except for the phantom stock plans described in Section 2.3(a);

(ii) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, except as set forth in Section 2.3(a);

(iii) any agreement of indemnification, except for standard business indemnification provisions in third-party vendor, customer and service provider contracts, and indemnification agreements with employees and former employees (the standard form of which was previously provided to NBEV) serving as officers and directors of the Company and its foreign subsidiaries, or any guaranty other than any agreement of indemnification entered into in connection with the sale or license of software products in the ordinary course of business;

(iv) any agreement, contract or commitment containing any covenant limiting in any respect the right of the Company or any of its subsidiaries to engage in any line of business or to compete with any person or granting any exclusive distribution rights, except for a commitment in connection with a settlement of a lawsuit not to manufacture or sell any mangosteen-based product;

(v) any agreement, contract or commitment currently in force relating to the disposition or acquisition by the Company or any of its subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which the Company or any of its subsidiaries has any material ownership interest in any corporation, partnership, joint venture or other business enterprise other than the Company’s subsidiaries;

(vi) any dealer, distributor, joint marketing or development agreement currently in force under which the Company or any of its subsidiaries have continuing material obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of sixty (60) days or less, or any material agreement pursuant to which Company or any of its subsidiaries have continuing material obligations to jointly develop any intellectual property that will not be owned, in whole or in part, by Company or any of its subsidiaries and which may not be canceled without penalty upon notice of sixty (60) days or less;

(vii) any agreement, contract or commitment currently in force to provide source code to any third party for any product or technology that is material to Company and its subsidiaries taken as a whole;

(viii) any agreement, contract or commitment currently in force to license any third party to manufacture or reproduce any Company Product, service or technology (except for the Tombo and Bauer contract manufacturing arrangements and other material vendors previously disclosed to NBEV) or any agreement, contract or commitment currently in force to sell or distribute any Company Products, services or technology, except agreements with distributors or sales representative in the normal course of business cancelable based on their terms without penalty upon notice of sixty (60) days or less and substantially in the form previously provided to NBEV;

(ix) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, except for the indebtedness that was previously disclosed to NBEV;

(x) any material settlement agreement entered into within three (3) years prior to the date of this Agreement, except for a confidential settlement agreement with two former executives as previously disclosed to NBEV; or

(xi) any other agreement, contract or commitment that has a value of $100,000 or more in any individual case outside the ordinary course of business.

(b) Other than such breaches, violations or defaults as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its subsidiaries, nor to the Company’s knowledge any other party to a Company Contract (as defined below), is in breach, violation or default under, and neither the Company nor any of its subsidiaries has received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which the Company or any of its subsidiaries is a party or by which it is bound (any such agreement, contract or commitment, a “Company Contract”) in such a manner as would permit any other party to cancel or terminate any such Company Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate).

2.20 Insurance.  The Company maintains insurance policies and deposits covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company and its subsidiaries (collectively, the “Insurance Policies”) which are of the type and in amounts customarily carried by persons conducting businesses similar to those of the Company and its subsidiaries. There is no material claim by the Company or any of its subsidiaries pending under any of the material Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies or deposits. The Company is not aware of, and has not received notice under any Insurance Policies of, (i) an insurer’s intention or threat to cancel or terminate any of the Insurance Policies, (ii) an insurer’s intention or threat to increase the premiums due under any of the Insurance Policies.

2.21 Board Approval.  The Board of Directors of the Company has, as of the date of this Agreement, (i) approved this Agreement and the transactions contemplated hereby, subject to stockholder approval, (ii)  determined that the Merger is in the best interests of the stockholders of the Company and is on terms that are fair to such stockholders, and (iii) recommended that the stockholders of Company approve and adopt this Agreement and approve the Merger.

2.22 Vote Required.  The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is the only vote of the holders of any class or series of the Company’s capital stock necessary to approve and adopt this Agreement and approve the Merger.

2.23 State Takeover Statutes.  The Board of Directors of the Company has approved the Merger and this Agreement, and such approval renders inapplicable any provisions of Utah Law that would otherwise be applicable to the Merger, this Agreement and the transactions contemplated by this Agreement. To the knowledge of the Company, no other state takeover statute or similar statute or regulation applies to or purports to apply to the Merger or the transactions contemplated by this Agreement.

2.24 Illegal Payments. Neither the Company, nor any director, officer, or to the knowledge of the Company, any agent, employee or other person acting on behalf of the Company has, in the course of his actions for, or on behalf of, the Company: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

2.25 Related Party Transaction. Except for arm’s length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties, and none of the officers, directors or employees of the Company, nor any stockholders who own, legally or beneficially, ten percent (10%) or more of the issued and outstanding shares of any class of the Company’s capital stock (each a “Material Shareholder”), is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any Company Contract providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any officer, director or such employee or Material Shareholder or, to the best knowledge of the Company, any other person in which any officer, director, or any such employee or Material Shareholder has a substantial or material interest in or of which any officer, director or employee of the Company or Material Shareholder is an officer, director, trustee or partner. There are no claims or disputes of any nature or kind between the Company and any officer, director or employee of the Company or any Material Shareholder, or between any of them, relating to the Company and its business except such claims or disputes as would not be reasonably be expected to result in a Material Adverse Effect.

2.26 Management. During the past ten-year period, to the knowledge of the Company, no current officer or director and no current five percent (5%) or greater stockholder of the Company has been the subject of:

(i) a petition under bankruptcy laws or any other insolvency or moratorium law or the appointment by a court of a receiver, fiscal agent or similar officer for such Person, or any partnership in which such person was a general partner at or within two years before the filing of such petition or such appointment, or any corporation or business association of which such person was an executive officer at or within two years before the time of the filing of such petition or such appointment;

(ii) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations that do not relate to driving while intoxicated or driving under the influence);

(iii) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such person from, or otherwise limiting, the following activities:

(1) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(2) Engaging in any particular type of business practice; or

(3) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of securities laws or commodities laws;

(iv) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any authority barring, suspending or otherwise limiting for more than sixty (60) days the right of any such person to engage in any activity described in the preceding sub paragraph, or to be associated with persons engaged in any such activity;

(v) a finding by a court of competent jurisdiction in a civil action or by the SEC or other authority to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the Securities and Exchange Commission or any other authority has not been subsequently reversed, suspended or vacated; or

(vi) a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

2.27 No Other Representations and Warranties. Except for the representations and warranties contained in this ARTICLE II and elsewhere in this Agreement, none of the Company, its directors, officers and employees, the holders of Company Common Stock, Phantom Stock or any other person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Company or the holders of Company Common Stock or Phantom Stock including any representation or warranty as to the accuracy or completeness of any information regarding the Company furnished or made available to NBEV in management presentations or in any other form in expectation of the transactions contemplated hereby, or as to the future revenue, profitability or success of the Company.

ARTICLE III
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF NBEV AND MERGER SUB

NBEV and Merger Sub jointly and severally represent and warrant to the Company, as of the date hereof and as of the Closing Date as though made at the Closing Date, as follows:

4.1 Organization and Qualification; Subsidiaries.  Each of NBEV and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of NBEV and its subsidiaries is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, have a Material Adverse Effect on NBEV. Each of NBEV and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect on NBEV.

4.2 Certificate of Incorporation and Bylaws.  NBEV has previously furnished to the Company a complete and correct copy of its Certificate of Incorporation and Bylaws as amended to date. Such Certificate of Incorporation, Bylaws and equivalent organizational documents of each of its subsidiaries are in full force and effect. Neither NBEV nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents.

4.3 Capitalization.  The authorized capital stock of NBEV consists of (i) One Hundred Million (100,000,000) shares of NBEV Common Stock and (ii) Fifty Thousand (50,000) shares of Preferred Stock, par value $0.001 per share (“NBEV Preferred Stock”). At the close of business November 29, 2018 (i)  72,835,862 shares of NBEV Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii)  no shares of NBEV Common Stock were held in treasury by NBEV or by subsidiaries of NBEV, (iii) no shares of Preferred Stock were issued and outstanding (iv) no shares of NBEV Common Stock were reserved for issuance upon exercise of outstanding warrants; and (v)  1,112,314 shares of NBEV Common Stock were reserved for future issuance pursuant to NBEV’s 2016-2017 Long-term Incentive Plan, (iv)  1,382,450 shares of NBEV Common Stock were reserved for issuance upon the exercise of outstanding options (“NBEV Options”) to purchase NBEV Common Stock. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.0001 per share, all of which, as of the date hereof, are issued and outstanding. All of the outstanding shares of NBEV’s and Merger Sub’s respective capital stock have been duly authorized and validly issued and are fully paid and nonassessable. All shares of NBEV Common Stock to be issued pursuant to the Merger will be, duly authorized, validly issued, fully paid and nonassessable. All outstanding shares of NBEV Common Stock have been issued and granted in compliance with (i) all applicable securities laws and other applicable federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (as defined below) and (ii) all requirements set forth in applicable contracts, agreements, and instruments.

4.4 Authority Relative to this Agreement.  Each of NBEV and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by NBEV and Merger Sub and the consummation by NBEV and Merger Sub of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of NBEV and Merger Sub and no other corporate proceedings on the part of NBEV or Merger Sub are necessary to authorize this Agreement, or to consummate the transactions so contemplated. This Agreement have been duly and validly executed and delivered by NBEV and Merger Sub and, assuming the due authorization, execution and delivery by Company, constitute legal and binding obligations of NBEV and Merger Sub, enforceable against NBEV and Merger Sub in accordance with their respective terms.

4.5 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by NBEV and Merger Sub do not, and the performance of this Agreement by NBEV and Merger Sub shall not (i) conflict with or violate the Certificate of Incorporation, Bylaws or equivalent organizational documents of NBEV or any of its subsidiaries, (ii) subject to obtaining the consents, approvals, authorizations and permits and making the registrations, filings and notifications, set forth in Section 3.5(b) hereof, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to NBEV or any of its subsidiaries or by which it or their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair NBEV’s or any such subsidiary’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of NBEV or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which NBEV or any of its subsidiaries is a party or by which NBEV or any of its subsidiaries or its or any of their respective properties are bound or affected, except to the extent such conflict, violation, breach, default, impairment or other effect could not in the case of clauses (ii) or (iii) individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on NBEV.

(b) The execution and delivery of this Agreement by NBEV and Merger Sub do not, and the performance of this Agreement by NBEV and Merger Sub shall not, require any consent, approval, authorization or permit of, or registration, filing with or notification to, any Governmental Entity, except for (i)  applicable requirements, if any, of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), state securities laws (“Blue Sky Laws”), the pre-merger notification requirements of the HSR Act and of foreign governmental entities and the rules and regulations promulgated thereunder, (ii) the rules and regulations of Nasdaq, (iii) the filing and recordation of the Articles of Merger as required by the Utah Law and (iv) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent consummation of the Merger or otherwise prevent NBEV or Sub from performing their respective obligations under this Agreement or (B) could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on NBEV.

4.6 SEC Filings.  NBEV has made available to the Company a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by NBEV with the SEC on or after January 1, 2017 and prior to the date of this Agreement (the “NBEV SEC Reports”), which are all the forms, reports and documents required to be filed by NBEV with the SEC since such date. NBEV SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of NBEV’s subsidiaries is required to file any reports or other documents with the SEC.

4.7 Sufficient Funds.  NBEV has available and will have available at the Closing the funds necessary to consummate the Merger and the other transactions described herein.

4.8 Litigation. As of the date hereof, there is no action seeking to prohibit or materially delay the transactions contemplated by this Agreement, including the Merger, that is pending or, to the knowledge of NBEV, threatened against NBEV or Merger Sub (and neither NBEV nor Merger Sub has received notice of any such action).

4.9 No Reliance.  Any other provision of this Agreement notwithstanding, NBEV and Merger Sub each acknowledge and agree that (a) neither the Company nor any person on behalf of the Company is making any representations or warranties whatsoever, express or implied, beyond those expressly made by the Company in this Agreement and (b) NBEV and Merger Sub have not been induced by, or relied upon, any representations, warranties or statements (written or oral), whether express or implied, made by any person, that are not expressly set forth in this Agreement. Without limiting the generality of the foregoing, NBEV and Merger Sub each acknowledge that no representations or warranties are made with respect to any projections, forecasts, estimates or budgets with respect to the Company and its subsidiaries that may have been made available to NBEV, Merger Sub or any of their representatives. NBEV acknowledges that it has conducted and completed its own investigation, analysis and evaluation of the Company and its subsidiaries, that it has made all such reviews and inspections of the financial condition, business, results of operations, properties, assets and prospects of the Company and the subsidiaries of the Company as it has deemed appropriate, that it has had the opportunity to request all information it has deemed relevant to the foregoing from the Company and has received responses it deems adequate and sufficient to all such requests for information, and that, without limiting the representations, covenants and other terms and conditions in this Agreement, in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby and thereby it has relied solely on its own investigation, analysis and evaluation of the Company.  NBEV acknowledges that, as of the date hereof, it and its representatives (a) have received access to (i)  books and records, facilities, equipment, contracts and other assets of the Company that NBEV and its representatives have requested to review and (ii) the electronic data room hosted by or on behalf of the Company in connection with the transactions contemplated hereby, and (b) have had opportunity to meet with the management of the Company and to discuss the business and assets of the Company.

ARTICLE V
CONDUCT PRIOR TO THE EFFECTIVE TIME

5.1 Conduct of Business by the Company.

(a) Except as permitted or required by the terms of this Agreement or as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to its terms or the Effective Time, the Company and each of its subsidiaries shall, except to the extent that NBEV shall otherwise consent in writing (which consent shall not be unreasonably withheld, delayed or conditioned), carry on its business, in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in material compliance with all applicable laws and regulations, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings. In addition, Company will promptly notify NBEV of any material event involving its business or operations that is outside of the ordinary course of business.

(b) Except as permitted or required by the terms of this Agreement, during the period commencing with the execution and delivery of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company shall not do any of the following, and shall not permit any of its subsidiaries to do any of the following, except to the extent that NBEV shall otherwise consent in writing:

(i) waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

(ii) grant any severance or termination pay to any officer or employee except as required by law or pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing or made available to NBEV, or adopt any new severance plan, or amend or modify or alter in any respect any severance plan, agreement or arrangement existing on the date hereof, or grant any equity-based compensation, whether payable in cash or stock;

(iii) transfer or license to any person or entity, or otherwise extend, amend or modify any rights to the Company Intellectual Property, or enter into any agreements or make other commitments or arrangements to grant, transfer or license to any person future patent rights other than non-exclusive licenses granted to end-users in the ordinary course of business and consistent with past practice;

(iv) except for S corporation distributions contemplated by and previously agreed to in this Agreement or in writing by the parties to be made to the Company’s stockholders and phantom stock holders, declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, equity securities or property) in respect of, any capital stock of the Company or any of its subsidiaries, or split, combine or reclassify any such capital stock, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any such capital stock;

(v) except as otherwise contemplated or required hereby, purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of the Company or any of its subsidiaries, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

(vi) issue, deliver, sell, authorize, pledge or otherwise encumber (or propose any of the foregoing with respect to) any shares of capital stock of the Company or of any subsidiaries of the Company or any securities convertible into, or exercisable or exchangeable for, shares of such capital stock, or any subscriptions, rights, warrants or options to acquire any shares of such capital stock, or enter into other agreements or commitments of any kind or character obligating the Company or any of its subsidiaries to issue any shares of such capital stock or securities convertible, or exercisable or exchangeable for, shares of such capital stock;

(vii) cause, permit or propose any amendments to its Articles of Incorporation, Bylaws or other charter documents (or similar governing instruments of any of its subsidiaries);

(viii) acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, limited liability company, general or limited partnership, business trust, unincorporated association or other business organization, entity or division thereof, or otherwise acquire or agree to acquire all or substantially all of the assets of any of the foregoing, or enter into any joint ventures, strategic partnerships or similar alliances;

(ix) except as otherwise contemplated by this Agreement or as previously agreed to by the parties to occur prior to or concurrent with the Closing, sell, lease, license, encumber or otherwise dispose of any properties or assets, except sales of inventory in the ordinary course of business consistent with past practice, and except for the sale, lease or disposition (other than through licensing) of property or assets which are not material, individually or in the aggregate, to the business of Company and its subsidiaries;

(x) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing, other than in the ordinary course of business and consistent with past practice;

(xi) adopt or amend any employee benefit plan, policy or arrangement, or employee stock purchase or stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into, in the ordinary course of business and consistent with past practice, with newly hired employees who are terminable “at will” and who are not officers of the Company), pay any new special bonus (other than bonuses previously agreed to by the Company or for which payment amounts have been accrued) or special remuneration to any director or employee, or materially increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants;

(xii) (A) pay, discharge, settle or satisfy any claims, liabilities or obligations (whether absolute or contingent, asserted or unasserted, accrued or unaccrued, or otherwise) or litigation (whether or not commenced prior to the date of this Agreement), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms as in existence as of the date hereof or (B) waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar agreement to which the Company or any of its subsidiaries is a party or of which the Company or any of its subsidiaries is a beneficiary;

(xiii) make any individual or series of related payments outside of the ordinary course of business in excess of $100,000 other than in connection with this Agreement; and, make any individual or series of related payments outside of the ordinary course of business other than in connection with this Agreement (including payments to legal, accounting or other professional service advisors) in excess of $500,000 in the aggregate.

(xiv) except in the ordinary course of business, modify, amend or terminate any material contract or agreement to which the Company or any of its subsidiaries is a party, or waive, delay the exercise of, release or assign any material rights or claims thereunder;

(xv) except in the ordinary course of business, enter into, renew or modify any contracts, agreements or obligations relating to the distribution, sale, license or marketing by third parties of the products of the Company or any of its subsidiaries, or products licensed by the Company or any of its subsidiaries;

(xvi) except as permitted or required by GAAP, revalue any assets of the Company or any of its subsidiaries, or make any change in accounting methods, principles or practices;

(xvii) incur or enter into any agreement, contract or other commitment or arrangement requiring the Company or any of its subsidiaries to make payments in excess of $500,000 in any individual case, or $2,000,000 in the aggregate, except purchases of inventory and funding of future scheduled distributor events, incentives and commissions in the ordinary course of business;

(xviii) engage in any action with the intent to, directly or indirectly, adversely impact or materially delay the consummation of the Merger or any of the other transactions contemplated by this Agreement;

(xix) make any Tax election that is reasonably likely to adversely affect in any material respect the Tax liabilities or Tax attributes of the Company or any of its subsidiaries, or settle or compromise any material income Tax liability, or consent to any extension or waiver of any limitations period with respect to Taxes, except as necessary in the ordinary course of business; or

(xx) agree in writing or otherwise to take any of the actions described in Section 4.1(b)(i) through Section 4.1(b)(xix), inclusive.

(c) Nothing in this Agreement shall give NBEV, directly or indirectly, the right to control or direct the Company’s or its subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, each of NBEV and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its subsidiaries respective businesses, assets and operations and continue to conduct its operations consistent with past practices.

ARTICLE VI
ADDITIONAL AGREEMENTS

6.1 Consent or Meeting of Company Stockholders.

(a) Promptly after the date hereof, the Company shall take all action necessary in accordance with Utah Law and its Articles of Incorporation and Bylaws to convene a meeting of the stockholders of the Company (the “Company Stockholders’ Meeting”) to be held as promptly as practicable, and in any event (to the extent permissible under Utah Law and the Articles of Incorporation and Bylaws of the Company) within twenty (20) calendar days following the date hereof, for the purpose of voting upon this Agreement and the Merger. The Company shall use its reasonable best efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger, and shall take all other action necessary or advisable to secure the vote or consent of its stockholders required by Utah Law to obtain such approvals. The Company may adjourn or postpone the Company Stockholders’ Meeting (i) if and to the extent necessary to ensure that any necessary supplement or amendment to its proxy statement is provided to the Company’s stockholders in advance of a vote on this Agreement and the Merger, or (ii) if, as of the time for which the Company Stockholders’ Meeting is originally scheduled (as set forth in the Company’s proxy statement), there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders’ Meeting. The Company shall ensure that the Company Stockholders’ Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by the Company in connection with the Company Stockholders’ Meeting are solicited, in compliance with Utah Law, and the Articles of Incorporation and Bylaws of the Company, and all other applicable legal requirements. Notwithstanding anything to the contrary contained in this Agreement, the Company’s obligation to call, give notice of, convene and hold the Company Stockholders’ Meeting in accordance with this Section 5.1(a) shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to the Company of any Acquisition Proposal (as defined below), or by any withholding, withdrawal, amendment, modification or change of the recommendation of the Board of Directors of the Company with respect to this Agreement and/or the Merger. Notwithstanding anything to the contrary in the foregoing, the Company may, in its sole discretion, seek to obtain a written consent of the Company’s stockholders to approve this Agreement in lieu of holding the Company Stockholders’ Meeting.

(b) (i) Subject to its obligations under applicable law, the Board of Directors of the Company shall recommend that the Company’s stockholders vote in favor of and adopt and approve this Agreement and approve the Merger at the Company Stockholders’ Meeting; (ii) the proxy statement shall include a statement to the effect that the Board of Directors of the Company has recommended that the Company’s stockholders vote in favor of and adopt and approve this Agreement and approve the Merger at the Company Stockholders’ Meeting; and (iii) neither the Board of Directors of the Company nor any committee thereof shall withhold, withdraw, amend, modify, change or propose or resolve to withhold, withdraw, amend, modify or change in a manner adverse to NBEV, the recommendation of the Board of Directors of the Company that the Company’s stockholders vote in favor of and adopt and approve this Agreement and approve the Merger.

6.2 Access to Information.  During the period commencing with the execution and delivery of this Agreement until the earlier to occur of the termination of this Agreement pursuant to its terms or the Effective Time, the Company shall afford NBEV and its accountants, counsel and other representatives reasonable access during normal business hours upon reasonable advance notice to the Company to the properties, books, records and personnel of the Company to obtain all information concerning the business of the Company, including, without limitation, the status of the Company’s product development efforts, properties, results of operations and personnel, as NBEV may reasonably request. Notwithstanding anything to the contrary contained in this Section 5.2, any document, correspondence or information or other access provided pursuant to this Section 5.2 may be redacted or otherwise limited to prevent disclosure of information concerning the valuation of the Company or the Merger or other confidential, privileged or competitively sensitive information; provided that the Company and NBEV shall reasonably cooperate to minimize such restrictions and permit such access and the furnishing of such documents, correspondence or information in a manner to remove the basis for the objection, including by compliance with the procedures set forth in the Confidentiality Agreement between NBEV and the Company, dated June 7, 2018 (the “Confidentiality Agreement”). All access pursuant to this Section 5.2 shall be (i) conducted in such a manner as not to interfere unreasonably with the normal operations of the Company or any of its subsidiaries and (ii) coordinated through the general counsel of the Company or a designee thereof. NBEV and its representatives shall not otherwise initiate communications with any employees of the Company or its Affiliates regarding this Agreement or the transactions contemplated hereby without the prior written consent of the Company, which shall not be unreasonably withheld, conditioned or delayed. No direct or indirect contact shall be made by NBEV with any of the Company distributors without the advance written consent of the Company. No information or knowledge obtained by NBEV during the course of any investigation conducted pursuant to this Section 5.2 shall affect, or be deemed to modify in any respect any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger contained herein.

6.3 No Solicitation.

(a) During the period commencing with the execution and delivery of this Agreement until the earlier to occur of the termination of this Agreement pursuant to its terms and the Effective Time, the Company and its subsidiaries shall not, nor will they authorize or permit any of their respective officers, directors, Affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal (as defined in Section 5.3(b) hereof), (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or knowingly take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal, (iii) engage in discussions or negotiations with any person with respect to any Acquisition Proposal, except as to the existence of these provisions, (iv) approve, endorse or recommend any Acquisition Proposal, or (v) enter into any letter of intent or similar document or any contract agreement or commitment contemplating or otherwise relating to any Acquisition Transaction.

(b) For all purposes of and under this Agreement, the term “Acquisition Proposal” shall mean any offer or proposal (other than an offer or proposal by NBEV) relating to any Acquisition Transaction. For all purposes of and under this Agreement, the term “Acquisition Transaction” shall mean any transaction or series of related transactions, other than the transactions contemplated by this Agreement, involving (i) any acquisition or purchase from the Company by any person or “group” (as defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of more than a five percent (5%) interest in the total outstanding voting securities of the Company or any of its subsidiaries, or any tender offer or exchange offer that if consummated would result in any person or “group” (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning twenty percent (20%) or more of the total outstanding voting securities of the Company or any of its subsidiaries, or any merger, consolidation, business combination or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction would hold less than ninety five percent (95%) of the equity interests in the surviving or resulting entity of such transaction; (ii) except as previously agreed to in writing by the parties to this Agreement, any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than five percent (5%) of the assets of the Company; or (iii) any liquidation or dissolution of the Company.

(c) In addition to the obligations of the Company set forth in Section 5.3(a) hereof, the Company shall advise NBEV, as promptly as practicable, and in any event within twenty-four (24) hours, orally and in writing, of (i) any request for information which the Company reasonably believes could lead to an Acquisition Proposal or, (ii) any Acquisition Proposal, or (iii) any inquiry with respect to or which the Company reasonably should believe could lead to any Acquisition Proposal, and (iv) material terms and conditions of any such request, Acquisition Proposal or inquiry, including the identity of the person or group making such request. The Company shall keep NBEV informed in all material respects of the status and details (including material amendments or proposed amendments) of any such request, Acquisition Proposal or inquiry.

6.4 Public Disclosure.  NBEV and the Company shall consult with each other and agree, before issuing any press release or otherwise making any public statement with respect to this Agreement, the Merger or an Acquisition Proposal, and shall not issue any such press release or make any such public statement prior to such consultation and agreement, except as may be required by applicable law or any listing agreement with a national securities exchange or Nasdaq in which case NBEV will notify the Company in advance and work with the Company in determining related press releases and public statements. The parties hereto have agreed to the text of the joint press release announcing the signing of this Agreement.

6.5 Reasonable Efforts; Notification.

(a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto shall use its commercially reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner reasonably practicable, the Merger and the other transactions contemplated by this Agreement, including, without limitation, using reasonable efforts to accomplish the following: (i) the taking of all reasonable actions necessary to cause the conditions precedent set forth in ARTICLE VI hereof to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities, and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any), and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all necessary consents, approvals or waivers from third parties which may be required or desirable as a result of, or in connection with, the transactions contemplated by this Agreement, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including, without limitation, seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (v) the execution or delivery of any additional certificates, instruments and other documents necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, the Company and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the transactions contemplated by this Agreement, use all commercially reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger, this Agreement and the transactions contemplated hereby. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall be deemed to require NBEV or the Company or any subsidiary or Affiliate thereof to agree to any divestiture by itself or any of its Affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

(b) The Company shall give prompt notice to NBEV upon becoming aware that any representation or warranty made by the Company in this Agreement has become materially untrue or inaccurate (unless such representation or warranty is already qualified by materiality, then if such represent or warranty has become untrue or inaccurate in all respects), or that the Company has failed to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 6.3(a) or Section 6.3(b) hereof would not be satisfied, provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the Company, or the conditions to the obligations of the parties under this Agreement.

(c) NBEV shall give prompt notice to the Company upon becoming aware that any representation or warranty made by NBEV or Merger Sub in this Agreement has become materially untrue or inaccurate (unless such representation or warranty is already qualified by materiality, then if such represent or warranty has become untrue or inaccurate in all respects), or that NBEV or Merger Sub has failed to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 6.2(a) or Section 6.2(b) hereof would not be satisfied, provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of NBEV or Merger Sub, or the conditions to the obligations of the parties under this Agreement.

6.6 Third Party Consents.  As soon as practicable following the date hereof, NBEV and the Company shall each use its respective commercially reasonable efforts to obtain any consents, waivers and approvals under any of its or its subsidiaries’ respective agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

6.7 Company Stock Options.  The Company does not have any stock option plans or vested or unvested stock options outstanding to purchase shares of Company Common Stock and will not adopt any new plan or issue any options between the date of this Agreement and Closing.

6.8 Indemnification; Directors’ and Officers’ Insurance.

(a) From and for a period of not less than six (6) years after the Effective Time, NBEV shall cause the Surviving Corporation to fulfill and honor in all respects the obligations of the Company under any indemnification agreements between the Company and any of its directors, officers and employees as in effect on the date hereof (the “Indemnified Parties”) and any indemnification provisions under the Company’s Articles of Incorporation or Bylaws as in effect on the date hereof. The Articles of Incorporation and Bylaws of the Surviving Corporation shall contain provisions with respect to exculpation and indemnification that are at least as favorable to the Indemnified Parties as those contained in the Articles of Incorporation and Bylaws of the Company as in effect on the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years following the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors, officers, employees or agents of the Company, unless such modification is required by applicable law.

(b) NBEV shall provide or cause the Surviving Company to provide, for a period of not less than six years after the Effective Time, the Indemnified Parties who are insured under the Company’s directors’ and officers’ insurance and indemnification policy with an insurance and indemnification policy that provides coverage for events occurring at or prior to the Effective Time (the “D&O Insurance”) that is no less favorable than the policy of the Company in effect as of immediately prior to the Effective Time; provided that NBEV and the Surviving Company shall not be required to pay an annual premium for the D&O Insurance in excess of 300% of the last annual premium paid prior to the date hereof by the Company for such insurance; provided, further, that if the annual premiums of such insurance coverage at any time exceed such amount, NBEV or the Surviving Company shall obtain a policy which, in its good faith determination, provides the greatest coverage available for a cost not exceeding such amount. Notwithstanding anything in this Agreement to the contrary, the Company may purchase a “tail” directors’ and officers’ insurance and indemnification policy; provided, that the Company shall not pay an amount in excess of 300% of the last annual premium paid prior to the date hereof by the Company for such “tail” policy. Any such “tail” directors’ and officers’ insurance policy will satisfy NBEV’s obligations to provide D&O Insurance. The Indemnified Parties to whom Section 5.8(a) and Section 5.8(b) apply shall be third-party beneficiaries of Section 5.8(a) and Section 5.8(b). The provisions of Section 5.8(a) and Section 5.8(b) are intended to be for the benefit of each Indemnified Party and his or her successors, heirs and representatives. Section 5.8(a) and Section 5.8(b) shall survive the consummation of the Merger and shall be binding, jointly and severally, on all successors and permitted assigns of NBEV, the Surviving Company and its Subsidiaries, and shall be enforceable by the Indemnified Parties and their successors, heirs or representatives. In the event that NBEV, the Surviving Company or any of their respective successors or assigns consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or a majority of its properties and assets to any person, then, and in each such case, proper provision shall be made so that such other person or the successors and assigns of NBEV or the Surviving Company, as the case may be, shall succeed to its obligations set forth in this Section 5.8.

(c) Kerry Orlo Asay and Stephen P. Story, severally and not jointly in proportion to their Deemed Indemnification Obligation (collectively, the “Stockholder Indemnifying Parties”), agree to indemnify and hold harmless NBEV and its officers, directors, agents, representatives, stockholders and employees, and each person, if any, who controls or may control NBEV within the meaning of the Securities Act or the Exchange Act (each hereinafter referred to individually as an “NBEV Indemnified Person” and collectively as the “NBEV Indemnified Persons”) from and against any and all losses, costs, damages, liabilities, interest and expenses (including reasonable attorneys’ fees, other professionals’ and experts’ fees, costs of investigation and court costs (hereinafter collectively referred to as “Damages”), directly or indirectly arising out of, resulting from or in connection with:

(i) ANY FAILURE OF ANY REPRESENTATION OR WARRANTY MADE BY THE COMPANY IN SECTION 2.3 OF THIS AGREEMENT, TO BE TRUE AND CORRECT AS OF THE DATE OF THIS AGREEMENT OR AS OF THE CLOSING DATE (AS THOUGH SUCH REPRESENTATION OR WARRANTY WERE MADE AS OF THE CLOSING DATE RATHER THAN THE DATE OF THIS AGREEMENT). FOR THE AVOIDANCE OF DOUBT AND EXCEPT AS SET FORTH IN THIS SECTION 5.8(C), NBEV SHALL NOT HAVE ANY RECOURSE AGAINST THE COMPANY, ITS STOCKHOLDERS OR PHANTOM STOCK HOLDER, OR DIRECTORS, OFFICERS OR EMPLOYEES WITH RESPECT TO ANY LOSSES PURSUANT TO THIS AGREEMENT, UNLESS SUCH LOSSES ARE A DIRECT RESULT OF FRAUD, AND SECTION 5.8(C) IS THE SOLE AND EXCLUSIVE REMEDY AVAILABLE TO NBEV FOR THE BREACH OF ANY REPRESENTATIONS OR WARRANTIES OF THE COMPANY; AND

(ii) ANY PAYMENTS PAID WITH RESPECT TO DISSENTING STOCK THAT ARE IN EXCESS OF WHAT SUCH HOLDERS WOULD HAVE RECEIVED HEREUNDER HAD SUCH HOLDERS NOT BEEN HOLDERS OF DISSENTING STOCK.

FOR PURPOSES OF THIS AGREEMENT, “FRAUD” SHALL MEAN AS TO ANY PERSON, A CLAIM FOR FRAUD BASED ON A REPRESENTATION OR WARRANTY CONTAINED IN THIS AGREEMENT MADE BY SUCH PERSON WITH THE INTENT TO INDUCE ANOTHER PERSON TO ACT OR REFRAIN FROM ACTION, AND WHERE (A) SUCH REPRESENTATION OR WARRANTY WAS INACCURATE, (B) SUCH FIRST PERSON HAD KNOWLEDGE OF THE INACCURACY OF SUCH REPRESENTATION OR WARRANTY OR MADE SUCH REPRESENTATION OR WARRANTY WITH RECKLESS DISREGARD OR INDIFFERENCE AS TO THE ACCURACY OF SUCH REPRESENTATION, AND (C) THE OTHER PERSON ACTED OR FAILED TO ACT IN RELIANCE ON SUCH INACCURATE REPRESENTATION OR WARRANTY AND SUFFERED LOSSES AS A RESULT OF SUCH RELIANCE.

FOR PURPOSES OF THIS AGREEMENT, “DEEMED INDEMNIFICATION OBLIGATION” SHALL MEAN WITH RESPECT TO KERRY ORLO ASAY, 78.5% OF ANY INDEMNIFIED DAMAGES, AND WITH RESPECT TO STEPHEN P. STORY, 11.5% OF ANY INDEMNIFIED DAMAGES.

6.9 Nasdaq Listing And Securities Restrictions.  NBEV shall take all action necessary to cause the shares of NBEV Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, to be authorized for listing on Nasdaq, at or prior to the Closing Date, upon official notice of issuance, and shall take all action necessary to cause the NBEV Stock issued in the Merger to be freely tradeable pursuant to Rule 144 of the Securities Act of 1933, as amended, upon the six-month anniversary of the Effective Time, provided the Sellers have delivered all documents required for them to sell pursuant to Rule 144. In furtherance of the foregoing, NBEV will take all reasonable actions to be current in its reporting obligations with the Securities and Exchange Commission.

6.10 Financing.  NBEV shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, advisable or proper, in each case, to maintain funds sufficient to fund the Merger Consideration on the Closing Date and to cover any payments required to be paid as set forth in the NBEV Preferred Stock.

6.11 Regulatory Filings; Reasonable Efforts.  As soon as may be reasonably practicable, the Company and NBEV each shall file with the United States Federal Trade Commission (the “FTC”) and the Antitrust Division of the United States Department of Justice (“DOJ”) Notification and Report Forms relating to the transactions contemplated hereby as required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties hereto. The Company and NBEV each shall promptly (i) supply the other with any information which may be required in order to effectuate such filings, and (ii) supply any additional information which reasonably may be required by the FTC, the DOJ or the competition or merger control authorities of any other jurisdiction and which the parties hereto may reasonably deem appropriate; provided, however, that NBEV shall not be required to agree to any divestiture by NBEV or the Company or any of NBEV’s subsidiaries or affiliates of shares of capital stock or of any business, assets or property of NBEV, the Company or any NBEV’s subsidiaries or affiliates, or the imposition of any material limitations on the ability of any of the foregoing to conduct their respective businesses or to own or exercise control of such assets, properties and capital stock. All HSR filing fees shall be borne by NBEV.

ARTICLE VII
CONDITIONS TO THE MERGER

7.1 Conditions to Obligations of Each Party to Effect the Merger.  The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction or fulfillment, at or prior to the Closing Date, of the following conditions:

(a) Company Stockholder Approval. This Agreement shall have been duly approved and adopted, and the Merger shall have been duly approved, by the requisite vote under Utah Law, by the stockholders of the Company.

(b) No Order; HSR Act. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger. All waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early and all material foreign antitrust approvals required to be obtained prior to the Merger in connection with the transactions contemplated hereby shall have been obtained.

7.2 Additional Conditions to Obligations of the Company.  The obligation of the Company to consummate and effect the Merger shall be subject to the satisfaction or fulfillment, at or prior to the Closing Date, of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

(a) Representations and Warranties. Each representation and warranty of NBEV and Merger Sub contained in this Agreement shall be true and correct in all respects (without giving effect to any qualifications as to materiality or Material Adverse Effect) on and as of the Closing Date with the same force and effect as if made on the Closing Date, except (A) in each case, or in the aggregate, as does not constitute a Material Adverse Effect on NBEV and Merger Sub, (B) for changes contemplated by this Agreement, and (C) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct (subject to the Material Adverse Effect qualifications as set forth in the preceding clause (A)) as of such particular date). The Company shall have received a certificate with respect to the foregoing signed on behalf of NBEV by duly authorized officer thereof.

(b) Agreements and Covenants. NBEV and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and the Company shall have received a certificate to such effect signed on behalf of NBEV by a duly authorized officer thereof.

(c) Nasdaq Listing. The shares of NBEV Common Stock issuable to the stockholders of the Company in connection with the Merger pursuant to this Agreement, and such other shares required to be reserved for issuance in connection with the Merger, shall have been authorized for listing on the Nasdaq, upon official notice of issuance

(d) Retirement and Transition Services Agreement. NBEV shall have delivered an executed Retirement and Transition Services Agreement with Kerry O. Asay and Stephen P. Story, in a form substantially similar to the form delivered to NBEV.

7.3 Additional Conditions to the Obligations of NBEV and Merger Sub.  The obligations of NBEV and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction or fulfillment, at or prior to the Closing Date, of each of the following conditions, any of which may be waived, in writing, exclusively by NBEV:

(a) Representations and Warranties. Each representation and warranty of the Company contained in this Agreement shall be true and correct in all respects (without giving effect to any qualifications as to materiality or Material Adverse Effect) on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date, except (A) in each case, or in the aggregate, as does not constitute a Material Adverse Effect on the Company; (B) for changes contemplated by this Agreement, and (C) for those representations and warranties that address matters only as of a particular date (which representations shall have been true and correct (subject to the Material Adverse Effect qualifications and limitations set forth in the preceding clause (A)) as of such particular date). NBEV shall have received a certificate with respect to the foregoing signed on behalf of Company by a duly authorized officer thereof.

(b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and NBEV shall have received a certificate to such effect signed on behalf of Company by a duly authorized officer thereof.

(c) Material Adverse Effect. No Material Adverse Effect with respect to the Company and its subsidiaries shall have occurred since the date of this Agreement.

(d) Non-Competition Agreements. The persons set forth on Exhibit B-2 hereto shall have entered into a Non-Competition Agreement with NBEV, in the form attached hereto as Exhibit B-1, and each such agreement shall be in full force and effect.

(e) Consents. The Company shall have obtained the consents, waivers and approvals required to be obtained in connection with the consummation of the transactions contemplated hereby.

(f) Working Capital. As of the Closing Date, the Company shall have a minimum Working Capital balance no less than the Working Capital Minimum as set forth in Section 1.10 and the Company shall have delivered evidence of compliance with Section 1.10 certified by the Company’s Chief Financial Officer.

ARTICLE VIII
TERMINATION, AMENDMENT AND WAIVER

8.1 Termination.  This Agreement may be terminated at any time prior to the Effective Time, whether before or after the requisite approval of the stockholders of the Company has been obtained in respect of this Agreement and the Merger:

(a) by mutual written consent of NBEV and the Company, duly authorized by the respective Boards of Directors of NBEV and the Company;

(b) by either NBEV or the Company if the Merger shall not have been consummated by the later of (i) February 28, 2019, and (ii) the date on which the parties have either received HSR Approval permitting the transactions contemplated hereby or their filing under the HSR Act has been denied (the “Drop Dead Date”); provided, however, that the right to terminate this Agreement under this Section 7.1(b)  shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date, and such action or failure to act constitutes a breach of this Agreement; provided further that this Section 7.1(b) shall be subject to the provisions set forth in Section 8.7.

(c) by either NBEV or the Company if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

(d) by either NBEV or the Company if the requisite approval of the stockholders of the Company contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the requisite vote at a meeting of the stockholders of the Company, duly convened therefor or at any adjournment or postponement thereof; provided, however, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to the Company in the event that the failure to obtain the requisite approval of the stockholders of the Company shall have been caused by the action or failure to act of the Company, and such action or failure to act constitutes a breach of this Agreement;

(e) by NBEV if a Triggering Event (as defined below) shall have occurred;

(f) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of NBEV set forth in this Agreement, or if any representation or warranty of NBEV shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) hereof would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, however, that if such inaccuracy in NBEV’s representations and warranties or breach by NBEV is curable by NBEV through the exercise of its commercially reasonable efforts, then the Company may not terminate this Agreement under this Section 7.1(f) following the delivery of written notice from the Company to NBEV of such breach, provided NBEV continues to exercise commercially reasonable efforts to cure such breach (it being understood that the Company may not terminate this Agreement pursuant to this Section 7.1(f) if such breach by NBEV is cured prior to the Drop Dead Date);

(g) by NBEV, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of Company shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) hereof would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, however, that if such inaccuracy in the Company’s representations and warranties or breach by the Company is curable by the Company through the exercise of its commercially reasonable efforts, then NBEV may not terminate this Agreement under this Section 7.1(g) following the delivery of written notice from NBEV to the Company of such breach, provided the Company continues to exercise commercially reasonable efforts to cure such breach (it being understood that NBEV may not terminate this Agreement pursuant to this Section 7.1(g) if such breach by the Company is cured prior to the Drop Dead Date); or

(h) by NBEV if a Material Adverse Effect with respect to the Company or its subsidiaries shall have occurred since the date of this Agreement; provided, however, that if such Material Adverse Effect with respect to the Company or its subsidiaries is curable by the Company through the exercise of its commercially reasonable efforts, then NBEV may not terminate this Agreement under this Section 7.1(h) following the occurrence of such Material Adverse Effect, provided the Company continues to exercise commercially reasonable efforts to cure such Material Adverse Effect (it being understood that NBEV may not terminate this Agreement pursuant to this Section 7.1(h) if such Material Adverse Effect is cured prior to the Drop Dead Date).

For the purposes of this Agreement, a “Triggering Event” shall be deemed to have occurred if (i) the Board of Directors of the Company or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to NBEV its recommendation in favor of the adoption and approval of the Agreement or the approval of the Merger; (ii) the Company shall have failed to include in its proxy statement the recommendation of the Board of Directors of the Company in favor of the adoption and approval of the Agreement and the approval of the Merger; (iii) the Board of Directors of the Company shall have failed to reaffirm its recommendation in favor of the adoption and approval of the Agreement and the approval of the Merger within five (5) business days after NBEV requests in writing that such recommendation be reaffirmed at any time following the announcement of an Acquisition Proposal; (iv) the Board of Directors of the Company or any committee thereof shall have approved or recommended any Acquisition Proposal; (v) the Company shall have entered into any letter of intent or similar document or any agreement, contract or commitment accepting any Acquisition Proposal; or (vi) the Company shall have breached any of the terms of Section 5.3 hereof.

8.2 Notice of Termination; Effect of Termination.  Any termination of this Agreement pursuant to Section 7.1 hereof shall be effective immediately upon the delivery of written notice of the terminating party to the other party or parties hereto. In the event of the termination of this Agreement pursuant to Section 7.1 hereof, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 7.2, and as set forth in Section 7.3 and ARTICLE VIII (General Provisions) hereof, each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party hereto from any liability for any willful breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties hereto contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

8.3 Fees and Expenses.  All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the Merger is consummated.

8.4 Amendment.  Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing, signed on behalf of each of the parties hereto by a duly authorized officer thereof.

8.5 Extension; Waiver.  At any time prior to the Effective Time, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right.

ARTICLE IX
GENERAL PROVISIONS

9.1 Non-Survival of Representations and Warranties.  The representations and warranties of the Company, NBEV and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time; provided that the representations and warranties of the Company in Section 2.3 shall survive for the applicable statute of limitations. For the avoidance of doubt, after Closing neither party shall be entitled to initiate or continue any action, claim or litigation relating to any representation, warranty or covenant that did not survive the Closing and each party waives all rights in respect thereof, it being understood that this limitation constitutes the expression of the parties’ desire to reduce the statute of limitations with respect to any such claim or litigation, provided the foregoing shall in no way limit NBEV’s rights under Section 5.8(c) hereof.

9.2 Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

(a) if to NBEV, Merger Sub or the Company (following the Effective Time), to:

New Age Beverages Corporation
1700 E. 68th Avenue
Denver, CO 80229
Attention: Chief Executive Officer
Telephone No.: (303) 289-8655
Telecopy No.:

with a copy to:

Sichenzia Ross Ference LLP
1185 Avenue of the Americas, 37th Floor
New York, NY 10036
Attention: Gregory Sichenzia
Telephone No.: (212) 930-9700
Telecopy No.: (212) 930-9725

and to:

(b) if to the Company (prior to the Effective Time), to:
Morinda Holdings, Inc.
Attention: Richard Rife and Mike Drake
737 East 1180 South
American Fork, UT 84003
Telephone No.: (801) 234-3401
Telecopy No.: (801) 234-1040

with a copy to:

Dorsey & Whitney LLP
111 S. Main Street, Suite 2100
Salt Lake City, Utah 84111
Attention: Nolan Taylor and David Marx
Telephone No.: (801) 933-7363
Telecopy No.: (801) 880-7316

9.3 Interpretation; Knowledge.

(a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to “the business of” an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity. When reference is made to “as contemplated by and previously agreed to by the parties” or any similar reference, such reference refers to preparatory and transitional restructuring of Company operations that will take place immediately prior to or concurrent with Closing, as discussed and agreed to between the CEOs of NBEV and the Company.

(b) For purposes of this Agreement the term “knowledge” means with respect to a party hereto, with respect to any matter in question, that any of the executive officers of such party has actual knowledge of such matter.

(c) For purposes of this Agreement, the term “Material Adverse Effect” when used in connection with an entity means any change, event, occurrence, development, circumstance or effect that is materially adverse to the business, assets (including intangible assets), capitalization, financial condition or results of operations of such entity and its subsidiaries taken as a whole, provided, that no such change, event, occurrence, development circumstance or effect resulting or arising from or in connection with any of the following matters shall be deemed by itself or by themselves, either alone or in combination, to constitute or contribute to a Material Adverse Effect: (i) any changes or developments in domestic or any foreign or global market or domestic, foreign or global economic conditions generally or in the geographic markets in which the Company or any of its subsidiaries operate or its products or services are sold, including (A) any changes or developments in or affecting the domestic or any foreign securities, equity, credit, commodities or financial markets or (B) any changes or developments in or affecting domestic or any foreign interest or exchange rates, (ii) changes in GAAP or any official interpretation or enforcement thereof by a Governmental Entity after the date of this Agreement, (iii) changes in law or any changes or developments in the interpretation or enforcement thereof by governmental entities (in each case after the date of this Agreement), (iv) changes in domestic, foreign or global political conditions (including the outbreak or escalation of war, military actions, or acts of actual or purported terrorism), including any worsening of such conditions threatened or existing on the date of this Agreement, (v) changes or developments in the business or regulatory conditions or trends affecting the industries, markets or geographies in which the Company or any of its subsidiaries operate, (vi) the announcement or the existence of, compliance with or performance under, this Agreement or the transactions contemplated hereby, (vii) weather conditions or other acts of God (including storms, earthquakes, tornados, floods or other natural disasters), outbreaks of disease, health epidemics or similar events, (viii) the failure to meet any projections, guidance, budgets, forecasts or estimates (provided that the underlying causes thereof, to the extent not otherwise excluded by this definition, may be deemed to contribute to a Material Adverse Effect), and (ix) any action taken or omitted to be taken by the Company or any of its subsidiaries at the written request of NBEV or that is required by this Agreement; except, with respect to clauses (i), (ii), (iii), (iv), (v) and (vii), to the extent that such impact is materially and disproportionately adverse to the Company and its subsidiaries, taken as a whole, relative to others in the industries, markets or geographies in which the Company and its subsidiaries operate.

(d) For purposes of this Agreement, the term “person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

9.4 Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

9.5 Entire Agreement; Third Party Beneficiaries.  This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including any agreements by the parties made in connection herewith and any agreements by the parties that are preparatory and transitional actions (i) constitute the entire agreements among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (ii) are not intended to confer upon any other person any rights or remedies hereunder, except as specifically provided in Section 5.8 hereof.

9.6 Severability.  In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.7 Other Remedies; Specific Performance.  Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Notwithstanding anything to the contrary in this Agreement, if prior to the Termination Date any party initiates a legal action to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, then the Drop Dead Date will be automatically extended by (i) the amount of time during which such legal action is pending, plus twenty (20) business days, or (ii) such other time period established by the court presiding over such legal action.

9.8 Governing Law.  Except to the extent mandatorily governed by Utah Law, this Agreement shall be governed by and construed in accordance with the laws of the State of Colorado irrespective of any conflict of laws principles. The parties hereby agree that any action or proceeding with respect to this Agreement (and any action or proceeding with respect to any amendments or replacements hereof or transactions relating hereto) may be brought only in a federal or state court located in Denver, State of Colorado and having jurisdiction with respect to such action or proceeding. Each of the parties hereto irrevocably consents and submits to the jurisdiction of such courts.

9.9 Rules of Construction.  The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

9.10 Assignment.  No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

9.11 WAIVER OF JURY TRIAL.  EACH OF NBEV, THE COMPANY AND MERGER SUB HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF NBEV, THE COMPANY OR MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective thereunto duly authorized offices, as of the date first written above.

NEW AGE BEVERAGES CORPORATION

By:

Name: Brent Willis

Title: Chief Executive Officer

NEW AGE HEALTH SCIENCES HOLDINGS, INC.

By:

Name: Brent Willis

Title: Chief Executive Officer

MORINDA HOLDINGS, INC.

By:

Name:Kerry O. Asay

Title: Chief Executive Officer and President

The undersigned Stockholder Representative joins solely for purposes of Section 1.10 and Section 1.11.

STOCKHOLDER REPRESENTATIVE

By:
Name: Kerry O. Asay
Title: Stockholder Representative

**** PLAN OF MERGER ****

The undersigned Stockholder Indemnifying Parties join solely for purposes of Section 5.8(c).

STOCKHOLDER INDEMNIFYING PARTIES

Kerry O. Asay

Stephen P. Story

**** PLAN OF MERGER ****

EXHIBIT A

 CERTIFICATE OF DESIGNATIONS

ARTICLES OF AMENDMENT

OF

NEW AGE BEVERAGES CORPORATION

Pursuant to RCW 23B.06.020, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation, as amended:

 FIRST: The name of the Corporation is New Age Beverages Corporation (the “Corporation”)

 SECOND: Article IV of the Articles of Incorporation, as amended, of the Corporation is amended to add the following section G creating a class of Series D Convertible Preferred Stock, the text of which is attached hereto as Exhibit A.

THIRD: The foregoing amendment was duly adopted by the Board of Directors of the Corporation on November 30, 2018, in accordance with the provisions of RCW 23B.06.020. Shareholder approval was not required.

Dated [___], 2018

NEW AGE BEVERAGES CORPORATION By: /s/ Brent Willis Brent Willis Chief Executive Officer

Exhibit A

 Section G - Series D Convertible Preferred Stock

 Section 1. Designation, Amount and Par Value. The series of preferred stock shall be designated as its Series D Convertible Preferred Stock (the “Preferred Stock”) and the number of shares so designated shall be [___] (which shall not be subject to increase without the written consent of holders of a majority in interest of the Preferred Stock then outstanding (each, a “Holder” and collectively, the “Holders”)). Each share of Preferred Stock shall have a par value of $0.001 per share and a stated value equal to $0.001 (the “Stated Value”).

Section 2. Definitions. For the purposes hereof, the following terms shall have the following meanings. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

 "Adjusted EBITDA" means the net income before interest, income taxes, depreciation and amortization of the Surviving Corporation for the Calculation Period, determined in accordance with GAAP but applied and calculated in a manner consistent with the EBITDA calculation derived from the 2017 Audited Financial Statements for the Surviving Corporation, adjusted to exclude non-cash share based compensation, other income and other expenses,

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 of the Securities Act.

 “Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

"Calculation Period" means January 1, 2019 to December 31, 2019.

“Common Stock” means the Corporation’s common stock, par value $0.001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed.

 “Dividend Payment” means the dividend payable on the Dividend Payment Date.

"Dividend Multiple" means Five (5).

 “Dividend Payment Date” shall mean April 15, 2020.

"EBITDA Threshold" means Twenty Million Dollars ($20,000,000).

“Holder” shall have the meaning given such term in Section 1.

 “Liquidation” shall have the meaning set forth in Section 5.

“Maximum Milestone Dividend Payment” means Fifteen Million ($15,000,000) Dollars.

“Merger Agreement” shall mean that Agreement and Plan of Merger dated as of December 2, 2018 by and between the Corporation, New Age Health Sciences Holdings, Inc. and Morinda Holdings, Inc.

“Milestone Calculation Date” shall mean March 31, 2020.

“Morinda Representative” shall mean Kerry Orlo Asay.

“Per Share Milestone Dividend Payment” shall mean the quotient of (x) Fifteen Million Dollars ($15,000,000) divided by (y) the number of shares of Preferred Stock outstanding on the Dividend Payment Date.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Stock” shall have the meaning set forth in Section 1.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Stated Value” shall have the meaning set forth in Section 1.

“Trading Day” means a day on which the principal Trading Market is open for business.

“Trading Market” means the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the OTCQB of the OTC Markets marketplace (or any successors to any of the foregoing).

“Transfer Agent” means ClearWater Trust, LLC, the current transfer agent of the Corporation, with a mailing address of 1650 Pointe Village Dr., Suite 205, Lutz, FL 33558, and any successor transfer agent of the Corporation.

“VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Trading Market during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function set to “weighted average” or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the .over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Corporation and such Holder. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

Section 3. Dividends. (a) Annual Dividend. For as long as any Preferred Stock remains outstanding, the Preferred Stock shall receive an aggregate annual dividend (the “Annual Dividend”) equal to 1.5% of the Maximum Milestone Dividend Payment on a pro rata basis on the outstanding shares of Preferred Stock, payable quarterly on March 31, June 30, September 30 and December 31 of each year (the “Annual Dividend Date”), with the first dividend payable for the period commencing on the Closing Date.

(b)             Milestone Dividend. The holders of shares of the Preferred Stock shall be entitled to receive a dividend (the “Milestone Dividend”) equal to the Per Share Milestone Dividend Payment, as adjusted pursuant to the terms herein, for each share of Preferred Stock held on the Dividend Payment Date, payable on the Dividend Payment Date, subject and pursuant to the terms below.

(c)              Within ten (10) days of the Milestone Calculation Date, the Chief Financial Officer shall prepare and deliver to the Morinda Representative a statement setting forth the Adjusted EBITDA of the Surviving Corporation, on a stand-alone basis (the “Dividend Calculation Statement”), setting forth in reasonable detail its determination of Adjusted EBITDA for the Calculation Period and its calculation of the resulting Dividend Payment (the “Dividend Calculation”). The Morinda Representative shall have ten (10) days after receipt of the Dividend Calculation Statement (the "Review Period") to review the Dividend Calculation Statement and the Dividend Calculation set forth therein. During the Review Period, the Morinda Representative shall have the right to inspect the Corporation's books and records during normal business hours at the Corporation's offices, upon reasonable prior notice and solely for purposes reasonably related to the determinations of Adjusted EBITDA and the resulting Dividend Payment. Prior to the expiration of the Review Period, the Morinda Representative may object to the Dividend Calculation set forth in the Dividend Calculation Statement for the applicable Calculation Period by delivering a written notice of objection (a "Dividend Calculation Objection Notice") to the Corporation. Any Dividend Calculation Objection Notice shall specify the items in the applicable Dividend Calculation disputed by the Morinda Representative and shall describe in reasonable detail the basis for such objection, as well as the amount in dispute. If the Morinda Representative fails to deliver a Dividend Calculation Objection Notice to the Corporation prior to the expiration of the Review Period, then the Dividend Calculation set forth in the Dividend Calculation Statement shall be final and binding on the parties hereto. If the Morinda Representative timely delivers a Dividend Calculation Objection Notice, Corporation and the Morinda Representative shall negotiate in good faith to resolve the disputed items and agree upon the resulting amount of the Adjusted EBITDA and the Dividend Payment for the Calculation Period. If the Corporation and the Morinda Representative are unable to reach agreement within ten (10) days after such an Dividend Calculation Objection Notice has been given, all unresolved disputed items shall be promptly referred to an impartial nationally recognized firm of independent certified public accountants, other than the Morinda Representative's Accountants or Corporation's Accountants, appointed by mutual agreement of the Corporation and the Morinda Representative (the "Independent Accountant"). The Independent Accountant shall be directed to render a written report on the unresolved disputed items with respect to the applicable Dividend Calculation as promptly as practicable, but in no event greater than fifteen (15) days after such submission to the Independent Accountant, and to resolve only those unresolved disputed items set forth in the Dividend Calculation Objection Notice. If unresolved disputed items are submitted to the Independent Accountant, the Corporation and the Morinda Representative shall each furnish to the Independent Accountant such work papers, schedules and other documents and information relating to the unresolved disputed items as the Independent Accountant may reasonably request. The Independent Accountant shall resolve the disputed items based solely on the applicable definitions and other terms in this Agreement and the presentations by the Corporation and the Morinda Representative, and not by independent review. The resolution of the dispute and the calculation of Adjusted EBITDA that is the subject of the applicable Dividend Calculation Objection Notice by the Independent Accountant shall be final and binding on the parties hereto. The fees and expenses of the Independent Accountant shall be borne by the Morinda Representative and Corporation in proportion to the amounts by which their respective calculations of Adjusted EBITDA differ from Adjusted EBITDA as finally determined by the Independent Accountant.

(d) If the Adjusted EBITDA for the Calculation Period of the Surviving Corporation is at least the EBITDA Threshold then the Corporation shall pay each Holder, on the Dividend Payment Date, an amount equal to the Per Share Milestone Dividend Payment multiplied by the number of shares owned by the Holder. If the Adjusted EBITDA of the Surviving Corporation is less than the EBITDA Threshold, then the Corporation shall pay each Holder on the Dividend Payment Date, an adjusted Per Share Milestone Dividend Payment equal to:

E - [(B-A) x (C)]

D

A=Actual Adjusted EBITDA for the Calculation Period

B=EBITDA Threshold

C=Dividend Multiple

D=Total number of shares of Preferred Stock outstanding on the Dividend Payment Date

E=Maximum Milestone Dividend Payment

Notwithstanding anything to the foregoing, in no event shall the Corporation be required to pay more than the Maximum Milestone Dividend Payment to the holders of Preferred Stock, in the aggregate. If the Adjusted EBITDA is less than the threshold and the calculation above equals a negative number, then the Corporation will have no obligation to pay any Dividend to any of the Holders.

(a) (e)  Post-closing Operation of the Surviving Corporation. Subject to the terms of this Certificate of Designations and the Merger Agreement, subsequent to the Closing, the Corporation shall have sole discretion with regard to all matters relating to the operation of the Surviving Corporation; provided, that (1) the Corporation shall use commercially reasonable efforts to market and sell the Surviving Corporation’s products and to maximize the Adjusted EBITDA, and (2) not, directly or indirectly, take, or fail to take, in bad faith, any actions that would have the purpose of avoiding or reducing Adjusted EBITDA. In addition, in the event of a change in control of the Surviving Corporation or the Corporation prior to the Dividend Payment Date, the Corporation will pay the Holders the Maximum Milestone Dividend Payment upon the closing of such change in control. For purposes of this section, a change in control will be deemed to occur upon the consummation of a merger or consolidation of the Corporation or the Surviving Corporation with or into another entity, the sale of a majority of shares of the Corporation or Surviving Corporation, or the sale, transfer or other disposition of all or substantially all of the assets of the Corporation or the Surviving Corporation.

(f)             No Security. The parties hereto understand and agree that (i) the contingent rights to receive any Dividend Payment shall not be represented by any form of certificate or other instrument (other than the Preferred Stock certificate), are transferable, and do not constitute an equity or ownership interest in Corporation or the Surviving Corporation (except for equity rights associated with the Preferred Stock), (ii) no Holder shall have any rights as a securityholder of Corporation or the Surviving Corporation as a result of its contingent right to receive any Dividend Payment hereunder (except for equity rights associated with the Preferred Stock), and (iii) no interest is payable with respect to any Dividend Payment, except interest at the rate of 3% shall be paid on any unpaid Dividend not paid within 15 days after the due date.

(g)             Payment of Dividends. At the option of the Corporation, the Corporation may pay all or any portion of any Milestone Dividends and Annual Dividends on the Preferred Stock in shares of Common Stock, with each share of Common Stock being valued for this purpose as the VWAP of the Common Stock for the five trading days immediately prior to the Dividend Payment Date or the Annual Dividend Date, as applicable. In order to pay the dividends in Common Stock, the Corporation must provide the Holders of the Preferred Stock with at least 10 days’ notice, prior to the Dividend Payment Date or the Annual Dividend Date, as applicable, of its election to pay any dividend in shares of Common Stock (the Corporation may indicate in such notice that the election contained in such notice shall continue for later periods until revised by a subsequent notice).If the Corporation elects to pay all or any portion of any Milestone Dividends or Annual Dividends on the Preferred Stock in shares of Common Stock, it will, prior to issuance of such shares of Common Stock, cause a registration statement on Form S-1 or Form S-3 under the Securities Act of 1933, as amended, to be declared effective (and remain effective) by the Securities and Exchange Commission covering the issuance or resale of such shares of Common Stock such that upon receipt of such shares of Common Stock, each Holder can sell such shares of Common Stock without reliance upon Rule 144 or other exemption until such time as such shares of Common Stock can be sold pursuant to Rule 144 without regard to volume limitations. In the event such registration statement is not declared effective by the time of the issuance of such shares of Common Stock, the Corporation will not have the option to pay such portion of any Milestone Dividends or Annual Dividends on the Preferred Stock in shares of Common Stock and instead will pay such portion of any Milestone Dividends or Annual Dividends in cash.

(h)             Issuance Restrictions. If the Corporation has not obtained the approval of its shareholders in accordance with NASDAQ Listing Rule 5635(d), then the Corporation may not elect to issue as payment for dividends pursuant to Section 3(g) herein, a number of shares of Common Stock, which, when aggregated with any shares of Common Stock issued or issuable pursuant to the Merger Agreement, would exceed 19.99% of the shares of Common Stock issued and outstanding as of the Closing Date, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of the Merger Agreement. In the event that the Corporation cannot issue shares of Common Stock due to the limitations contained in this Section 3(h), it will instead make such payments in cash.

Section 4. Voting Rights. Except as required by the laws of the State of Washington, Holders of Preferred Stock shall not possess any voting rights.

Section 5. Liquidation. Subject to Section 3(e), upon the complete liquidation, dissolution or winding-up of the Corporation pursuant to the federal bankruptcy laws, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to receive out of the assets, whether capital or surplus, an amount per share equal to the Stated Value, which shall be paid before payment to all holders of Common Stock but after payment to any other outstanding shares of any other series of preferred stock. The Corporation shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each Holder.

Section 6. Termination. At the close of business on the Dividend Payment Date, all shares of Preferred Stock shall automatically terminate and return to the authorized but unissued capital stock of the Corporation, regardless of whether all or any portion of the Dividend Payment is paid. Notwithstanding the foregoing, it is understood that a Dividend Payment may be received by a Holder after the Dividend Payment Date and the termination of the Preferred Stock shall not terminate the Corporation’s obligations to pay the Dividend Payment, if required pursuant to the terms hereunder.

Section 7. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder, shall be in writing and delivered personally, by facsimile or email, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at its principal offices Attention: Chief Financial Officer. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile or email, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number, email address or address of such Holder appearing on the books of the Corporation. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or via email at the email address set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or via email at the email address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

b) Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay liquidated damages and accrued dividends, as applicable, on the shares of Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

c) Lost or Mutilated Preferred Stock Certificate. If a Holder’s Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation.

d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Washington, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated hereby (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the courts of the State of Washington (the “Courts”). The Corporation and each Holder hereby irrevocably submits to the exclusive jurisdiction of the Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Courts, or such Courts are improper or inconvenient venue for such proceeding. The Corporation and each Holder hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Certificate of Designation and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. The Corporation and each Holder hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designation or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

e) Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation on any other occasion. Any waiver by the Corporation or a Holder must be in writing.

f) Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

g) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

h) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

i) Status of Redeemed or Reacquired Preferred Stock. If any shares of Preferred Stock shall be redeemed or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series D Convertible Preferred Stock.

EXHIBIT B-1

FORM OF NON-COMPETITION AGREEMENT

THIS NON-COMPETITION AGREEMENT (this “Agreement”) is being executed and delivered as of [●], 2018 by [●], an individual residing in [●] (the “Subject Party”), in favor of and for the benefit of New Age Beverages Corporation, a Washington corporation (“Parent”), Morinda Holdings, Inc., a Utah corporation (the “Company”), and each of Parent’s and the Company’s respective present and future successors and direct and indirect Subsidiaries (collectively with Parent and the Company, the “Covered Parties”). Any capitalized term used, but not defined, in this Agreement will have the meaning ascribed to such term in the Merger Agreement (as defined below).

 WHEREAS, on December 2, 2018, Parent, the Company, and New Age Health Sciences Holdings, Inc., a Utah corporation and wholly-owned subsidiary of Parent (“Merger Sub”), entered into a Plan of Merger (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which, among other things, on the terms and subject to the conditions set forth therein, Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity as a wholly-owned subsidiary of Parent (the “Merger”), and as a result of which all of the issued and outstanding capital stock of the Company immediately prior to the consummation of the Merger (the “Closing”) will no longer be outstanding and will automatically be cancelled and will cease to exist, in exchange for the Merger Consideration;

 WHEREAS, the Company develops and distributes noni-based products, including beverages, beauty and spa products, weight management lines, essential oils, and health supplements, with owned, leased or contracted manufacturing facilities located in China, Japan, Germany, Tahiti, and the United States of America (as it is conducted on the Closing Date, the “Business”);

 WHEREAS, in connection with, and as a condition to the consummation of the transactions contemplated by the Merger Agreement (the “Transactions”), and to enable Parent and the Company to secure more fully the benefits of the Transactions, including the protection and maintenance of the goodwill and confidential information of the Company and its Subsidiaries, Parent has required that the Subject Party enter into this Agreement;

WHEREAS, the Subject Party is entering into this Agreement in order to induce Parent and Merger Sub to consummate the Transactions, pursuant to which the Subject Party will directly or indirectly receive a material benefit; and

WHEREAS, the Subject Party, as a former and/or current stockholder, director, officer and/or employee of Company or its Subsidiaries, has contributed to the value of the Company and has obtained extensive and valuable knowledge and confidential information concerning the business of the Company and its Subsidiaries.

NOW, THEREFORE, in order to induce Parent to consummate the Transactions, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subject Party and Parent hereby agree as follows:

1. Restriction on Competition.

(a) Restriction. The Subject Party hereby agrees that during the period from the Closing until the later of (i) the three year anniversary of the Closing Date and (ii) the date on which the Subject Party is no longer a director, officer, manager, employee or independent contractor of any Covered Party (the “Termination Date”, and such period from the Closing until the later of clauses (i) and (ii), the “Restricted Period”), the Subject Party will not, and will cause any entity in which Subject Party has a controlling ownership interest or management-level discretionary authority (each an “Affiliate”) not to, without the prior written consent of Parent (which may be withheld in its sole discretion), anywhere in the United States of America, People’s Republic of China, Japan, Tahiti or in any other markets in which the Company is engaged in the Business as of the Closing Date (the “Territory”), directly or indirectly engage in the Business (other than through a Covered Party) or own, manage, finance or control, or participate in the ownership, management, financing or control of, or become engaged or serve as an officer, director, member, partner, employee, agent, consultant, advisor or representative of, a business or entity (other than a Covered Party) that engages in the Business (a “Competitor”). Notwithstanding the foregoing, the Subject Party and his or her Affiliates may own (i) passive investments of no more than five percent (5%) of any class of outstanding equity interests in a Competitor, so long as the Subject Party and his or her Affiliates and immediate family members are not involved in the management or control of such Competitor and (ii) businesses in which the Subject Party currently has an interest (“Permitted Ownership”).

(b) Acknowledgment. The Subject Party acknowledges and agrees, based upon the advice of legal counsel and/or the Subject Party’s own education, experience and training, that (i) the Subject Party possesses knowledge of confidential information of the Company and the Business, (ii) the Subject Party’s execution of this Agreement is a material inducement to Parent to consummate the Transactions and to realize the goodwill of the Company and its Subsidiaries, for which the Subject Party and/or his or her Affiliates will receive a substantial direct or indirect financial benefit, and that Parent would not have entered into the Merger Agreement or consummated the Transactions but for the Subject Party’s agreements set forth in this Agreement; (iii) it would impair the goodwill of the Company and its Subsidiaries and reduce the value of the assets of the Company and its Subsidiaries and cause serious and irreparable injury if the Subject Party were to use his or her ability and knowledge by engaging in the Business in competition with a Covered Party, and/or to otherwise breach the obligations contained herein and that the Covered Parties would not have an adequate remedy at law because of the unique nature of the Business, (iv) the Subject Party and his or her controlled Affiliates have no intention of engaging in the Business during the Restricted Period other than through Permitted Ownership, (v) the relevant public policy aspects of restrictive covenants, covenants not to compete and non-solicitation provisions have been discussed, and every effort has been made to limit the restrictions placed upon the Subject Party to those that are reasonable and necessary to protect the Covered Parties’ legitimate interests, (vi) the Covered Parties conduct and intend to conduct the Business everywhere in the Territory and compete with other businesses that are or could be located in any part of the Territory, (vii) the foregoing restrictions on competition are fair and reasonable in type of prohibited activity, geographic area covered, scope and duration, (viii) the consideration provided to the Subject Party under this Agreement and the Merger Agreement is not illusory, and (ix) such provisions do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Covered Parties.

2. No Solicitation; No Disparagement.

 (a) No Solicitation of Employees and Consultants. The Subject Party agrees that, during the Restricted Period, the Subject Party and his or her controlled Affiliates will not, without the prior written consent of Parent (which may be withheld in its sole discretion), either on its own behalf or on behalf of any other Person (other than, if applicable, a Covered Party in the performance of the Subject Party’s duties on behalf of the Covered Parties), directly or indirectly: (i) hire or engage as an employee, independent contractor, consultant or otherwise any Covered Personnel (as defined below); (ii) solicit, induce, knowingly encourage or otherwise knowingly cause (or attempt to do any of the foregoing) any Covered Personnel to leave the service (whether as an employee, consultant or independent contractor) of any Covered Party; or (iii) in any way knowingly interfere with or knowingly attempt to interfere with the relationship between any Covered Personnel and any Covered Party; provided, however, the Subject Party will not be deemed to have violated this Section 2(a) if (A) any Covered Personnel voluntarily and independently solicits an offer of employment from the Subject Party or his or her controlled Affiliate (or other Person whom any of them is acting on behalf of) without direct or indirect solicitation, inducement or encouragement by the Subject Party or his or her controlled Affiliates, or (B) the Subject Party or his or her controlled Affiliates solicits (or employs as a result of such solicitation) any Covered Personnel through general advertisements or solicitation programs conducted by or on behalf of the Subject Party or his or her controlled Affiliate (or such other Person whom any of them is acting on behalf of) that are not specifically targeted at such Covered Personnel or Covered Personnel generally. For purposes of this Agreement, “Covered Personnel” shall mean any Person who is or was an employee of the Covered Parties as of the Closing Date or during the period from the Closing Date to the Termination Date.

 (b) Non-Solicitation of Customers and Suppliers. The Subject Party agrees that, during the Restricted Period, the Subject Party and his or her controlled Affiliates will not, without the prior written consent of Parent (which may be withheld in its sole discretion), individually or on behalf of any other Person (other than, if applicable, a Covered Party in the performance of the Subject Party’s duties on behalf of the Covered Parties), directly or indirectly: (i) solicit, induce, knowingly encourage or otherwise knowingly cause (or attempt to do any of the foregoing) any Covered Customer (as defined below) to (A) cease being, or not become, a client or customer of any Covered Party with respect to the Business or (B) reduce the amount of business of such Covered Customer with any Covered Party, or otherwise alter such business relationship in a manner adverse to any Covered Party, in either case, with respect to or relating to the Business; (ii) knowingly interfere with or disrupt (or knowingly attempt to interfere with or disrupt) the contractual relationship between any Covered Party and any Covered Customer; (iii) solicit for business, provide services to, engage in or do business with, any Covered Customer for products or services that are part of the Business; or (iv) knowingly interfere with or disrupt (or knowingly attempt to interfere with or disrupt), the contractual relationship between any Covered Party and any Person that was a vendor, supplier, distributor, agent or other service provider of the Company as of the Closing, for a purpose competitive with a Covered Party as it relates to the Business. For purposes of this Agreement, a “Covered Customer” shall mean any Person who is or was an actual customer or client (or prospective customer or client with whom the Company actively marketed or made or taken specific action to make a proposal) of the Company as of the Closing Date or during the period from the Closing Date to the Termination Date.

 (c) Non-Disparagement. The Subject Party agrees that from and after the Closing Date until the end of the Restricted Period, the Subject Party and its controlled Affiliates will not, directly or indirectly, publish (including through electronic mail distribution or online social media) any written or oral statements or remarks (including the distribution of derogatory rumors, allegations, negative reports or comments) that are disparaging, deleterious and damaging to the integrity, reputation or good will of one or more Covered Parties or their respective management, officers, employees, independent contractors or consultants. Notwithstanding the foregoing, subject to Section 3 below, the provisions of this Section 2(c) shall not restrict the Subject Party from providing truthful testimony or information as required by Law, in any filing made with a Governmental Authority or in response to a subpoena or investigation by a Governmental Authority or in connection with any legal action involving the Subject Party and any Covered Party.

3. Confidentiality. During the Restricted Period, the Subject Party will, and will direct its Representatives to, keep confidential and not (except, if applicable, in the performance of the Subject Party’s duties on behalf of the Covered Parties) directly or indirectly use, disclose, reveal, publish, transfer or provide access to, any and all Covered Party Information without the prior written consent of Parent (which may be withheld in its sole discretion). As used in this Agreement, “Covered Party Information” means all proprietary material and information relating to the business, affairs and assets of any Covered Party, including material and information that concerns or relates to such Covered Party’s bidding and proposal, technical, computer hardware or software, administrative, management, operational, data processing, financial, marketing, sales, human resources, business development, planning and/or other business activities, regardless of whether such material and information is maintained in physical, electronic, or other form, that is: (A) gathered, compiled, generated, produced or maintained by such Covered Party through its Representatives, or provided to such Covered Party by its suppliers, service providers or customers; and (B) intended and maintained by such Covered Party or its Representatives, suppliers, service providers or customers to be kept in confidence. The obligations set forth in this Section 3 will not apply to any Covered Party Information that: (i) is known or available through other lawful sources not known by the Subject Party to be bound by a confidentiality agreement with, or other confidentiality obligation to, any Covered Party; (ii) is or becomes publicly known through no violation of this Agreement or other non-disclosure obligation of the Subject Party or any of its Representatives; (iii) is already in the possession of the Subject Party at the time of disclosure, provided that such information is not known to the Subject Party to be subject to another confidentiality agreement or other confidentiality obligation; (iv) is independently developed by or for the Subject Party or any of its Representatives without derivation from, reference to or reliance upon, or using in any manner, Covered Party Information or his affiliation with Parent or the Company and without violating any of the confidentiality obligations under this Agreement or (v) is required to be disclosed by applicable law, regulation, stock exchange rule or other market or reporting system, pursuant to an order of any administrative body or court of competent jurisdiction, or by other legal, judicial, regulatory or administrative process (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) (provided that, with respect to this clause (v), (A) if reasonably practical and permitted by applicable law and regulation, the applicable Covered Party is given reasonable prior written notice, (B) the Subject Party cooperates (and directs its Representatives to cooperate), at the Covered Party’s sole cost and expense, with any reasonable request of any Covered Party to seek to prevent or narrow such disclosure and (C) if after compliance with clauses (A) and (B) such disclosure is still required, the Subject Party and its Representatives only disclose such portion of the Covered Party Information that is expressly required by such order, as it may be subsequently narrowed). Nothing in this Section 3 shall restrict the Subject Party from disclosing any information required by law to any tax authority, without the need to give notice to the Covered Party. Notwithstanding any provision herein to the contrary, Subject Party shall not be required to give notice to the Covered Parties, and shall not be prohibited from disclosing Covered Party Information, to the extent such requests or requirements originate from a bank examiner or regulatory authority and occur in the course of an examination or inspection of the business or operations of Subject Party, and further provided that such request or requirement is not specifically targeted at the Company.

4. Representations and Warranties. The Subject Party hereby represents and warrants, to and for the benefit of the Covered Parties as of the date of this Agreement and as of the Closing Date, that: (a) the Subject Party has full power and capacity to execute and deliver, and to perform all of the Subject Party’s obligations under, this Agreement; and (b) neither the execution and delivery of this Agreement nor the performance of the Subject Party’s obligations hereunder will result directly or indirectly in a violation or breach of any agreement or obligation by which the Subject Party is a party or otherwise bound. By entering into this Agreement, the Subject Party certifies and acknowledges that the Subject Party has carefully read all of the provisions of this Agreement, and that the Subject Party voluntarily and knowingly enters into this Agreement.

 5. Remedies. The covenants and undertakings of the Subject Party contained in this Agreement relate to matters which are of a special, unique and extraordinary character and a violation of any of the terms of this Agreement may cause irreparable injury to the Covered Parties, the amount of which may be impossible to estimate or determine and which cannot be adequately compensated. The Subject Party agrees that, in the event of any breach or threatened breach by the Subject Party of any covenant or obligation contained in this Agreement, each applicable Covered Party will be entitled to seek (in addition to, and not in lieu of, any other remedy at law or in equity or pursuant to the Merger Agreement or the documents and agreements contemplated thereby that may be available to the Covered Parties, including monetary damages), an injunction, restraining order or other equitable relief restraining or preventing such breach or threatened breach, without the necessity of proving actual damages, which the Subject Party expressly waives. The Subject Party hereby acknowledges and agrees that in the event of any breach of this Agreement, any value attributed or allocated to this Agreement (or any other non-competition agreement with the Subject Party) under or in connection with the Merger Agreement shall not be considered a measure of, or a limit on, the damages of the Covered Parties.

6. Survival of Obligations. The expiration of the Restricted Period will not relieve the Subject Party of any obligation or liability arising from any breach by the Subject Party of this Agreement during the Restricted Period. Each Subject Party further agrees that the time period during which the covenants contained in Section 1 and Section 2 of this Agreement will be effective will be computed by excluding from such computation any time during which the Subject Party is in violation of any provision of such Sections.

 7. Miscellaneous.

 (a) Notices. Except to the extent expressly set forth herein, all notices and communications hereunder shall be in writing and shall be deemed to be given if (a) delivered personally, (b) sent by facsimile or email (with affirmative confirmation of receipt), (c) sent by recognized overnight courier that issues a receipt or other confirmation of delivery or (d) sent by registered or certified mail, return receipt requested, postage prepaid to the parties as follows:

Notices to Parent:
New Age Beverages Corporation
1700 E. 68th Avenue
Denver, CO 80229
Attention: Chief Executive Officer
Telephone No.: (303) 289-8655
Telecopy No.:

with a copy to:

Sichenzia Ross Ference LLP
1185 Avenue of the Americas, 37th Floor
New York, NY 10036
Attention:                                Gregory Sichenzia
Telephone No.: (212) 930-9700
Telecopy No.: (212) 930-9725

Notices to the Subject Party, the address below the Subject Party’s name on the signature page to this Agreement.

(b) Integration and Non-Exclusivity. This Agreement, the Merger Agreement and the other documents and agreements contemplated hereby and thereby contain the entire agreement between the Subject Party and the Covered Parties concerning the subject matter hereof. Notwithstanding the foregoing, the rights and remedies of the Covered Parties under this Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which will be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of the Covered Parties, and the obligations and liabilities of the Subject Party, under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities (i) under the laws of unfair competition, misappropriation of trade secrets, or other requirements of statutory or common law, or any applicable rules and regulations and (ii) otherwise conferred by contract, including the Merger Agreement and any other written agreement between the Subject Party and any of the Covered Parties. Nothing in the Merger Agreement will limit any of the obligations, liabilities, rights or remedies of the Subject Party or the Covered Parties under this Agreement. If any term or condition of any other agreement between the Subject Party and any of the Covered Parties conflicts or is inconsistent with the terms and conditions of this Agreement, the more restrictive terms will control as to the Subject Party.

(c) Severability; Reformation. Each provision of this Agreement is separable from every other provision of this Agreement. If any provision of this Agreement is found or held to be invalid, illegal or unenforceable, in whole or in part, by a court of competent jurisdiction, then (i) such provision will be deemed amended to conform to applicable laws so as to be valid, legal and enforceable to the fullest possible extent, (ii) the invalidity, illegality or unenforceability of such provision will not affect the validity, legality or enforceability of such provision under any other circumstances or in any other jurisdiction, and (iii) the invalidity, illegality or unenforceability of such provision will not affect the validity, legality or enforceability of the remainder of such provision or the validity, legality or enforceability of any other provision of this Agreement. The Subject Party and the Covered Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision. Without limiting the foregoing, if any court of competent jurisdiction determines that any part hereof is unenforceable because of the duration, geographic area covered, scope of such provision, or otherwise, such court will have the power to reduce the duration, geographic area covered or scope of such provision, as the case may be, and, in its reduced form, such provision will then be enforceable. The Subject Party will, at a Covered Party’s request, join such Covered Party in requesting that such court take such action.

(d) Amendment; Waiver. This Agreement may not be amended or modified in any respect, except by a written agreement executed by the Subject Party and Parent (or their respective permitted successors or assigns). No waiver will be effective unless it is expressly set forth in a written instrument executed by the waiving party and any such waiver will have no effect except in the specific instance in which it is given. Any delay or omission by a party in exercising its rights under this Agreement, or failure to insist upon strict compliance with any term, covenant, or condition of this Agreement will not be deemed a waiver of such term, covenant, condition or right, nor will any waiver or relinquishment of any right or power under this Agreement at any time or times be deemed a waiver or relinquishment of such right or power at any other time or times.

(e) Governing Law; Jurisdiction. Except to the extent mandatorily governed by Utah Law, this Agreement shall be governed by and construed in accordance with the laws of the State of Colorado irrespective of any conflict of laws principles. The parties hereby agree that any action or proceeding with respect to this Agreement (and any action or proceeding with respect to any amendments or replacements hereof or transactions relating hereto) may be brought only in a federal or state court located in Denver, State of Colorado and having jurisdiction with respect to such action or proceeding. Each of the parties hereto irrevocably consents and submits to the jurisdiction of such courts.

 (f) WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION WILL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(g) Successors and Assigns; Third Party Beneficiaries. This Agreement will be binding upon the Subject Party and the Subject Party’s estate, successors and assigns, and will inure to the benefit of the Covered Parties, and their respective successors and assigns. Each Covered Party may freely assign any or all of its rights under this Agreement, at any time, in whole or in part, to any Person which acquires, in one or more transactions, a majority of the equity securities (whether by equity sale, merger or otherwise) of such Covered Party or all or substantially all of the assets of such Covered Party and its Subsidiaries, taken as a whole, without obtaining the consent or approval of the Subject Party. The Subject Party agrees that the obligations of the Subject Party under this Agreement are personal and will not be assigned by the Subject Party. Each of the Covered Parties are express third party beneficiaries of this Agreement and will be considered parties under and for purposes of this Agreement.

(h) Construction. The Subject Party acknowledges that the Subject Party has been represented by counsel, or had the opportunity to be represented by counsel of the Subject Party’s choice. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in the construction or interpretation of this Agreement. The headings and subheadings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement: (i) the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”; (ii) the definitions contained herein are applicable to the singular as well as the plural forms of such terms; (iii) whenever required by the context, any pronoun shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (iv) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (v) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (vi) the term “or” means “and/or”; and (vii) any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent and references to all attachments thereto and instruments incorporated therein.

 (i) Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. A photocopy, faxed, scanned and/or emailed copy of this Agreement or any signature page to this Agreement, shall have the same validity and enforceability as an originally signed copy.

 (j) Effectiveness. This Agreement shall be binding upon the parties hereto upon the execution and delivery of this Agreement by the parties hereto, but this Agreement shall only become effective upon the consummation of the Transactions. In the event that the Merger Agreement is validly terminated in accordance with its terms prior to the consummation of the Transactions, this Agreement shall automatically terminate and become null and void, and the parties shall have no obligations hereunder.

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IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Non-Competition Agreement as of the date first written above.

Subject Party:

Signature: _________________

Print Name:

Address for Notice:

Address:

 Facsimile Number: ___________

 Telephone Number: __________

 Email: _____________________

[Signature Page to Non-Competition Agreement]

Acknowledged and accepted as of the date first written above:

Parent:

NEW AGE BEVERAGES CORPORATION

By:
Name:
Title:

Company:

MORINDA HOLDINGS, INC.

By:
Name:
Title:

[Signature Page to Non-Competition Agreement]

EXHIBIT B-2

SCHEDULE OF PERSONS TO SIGN NON-COMPETITION AGREEMENT

Kerry O. Asay

Kelvin D. Olsen

Stephen P. Story

Randall N. Smith

Richard C. Rife